Exhibit 10.12

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

COLLABORATION and LICENSE AGREEMENT

between

JANSSEN PHARMACEUTICALS INC.

and

BAVARIAN NORDIC A/S

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

i

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

ARTICLE 19 MISCELLANEOUS	44

ii

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

ANNEXES

Annex A                                                Initial Development Plan

Annex B                                                BN Patent Rights and BN Trademarks

Annex C                                                Janssen Patent Rights

Annex D                                                Johnson & Johnson Universal Calendar

Annex E                                                 Johnson & Johnson Policy on the Employment of Young Persons

Annex G                                                Sales and Royalty Report Form

iii

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

This Collaboration and License Agreement (this “Agreement”) is made and entered into by and between:

JANSSEN PHARMACEUTICALS INC., a corporation incorporated in the state of Pennsylvania and having a place of business at 1125 Trenton-Harbourton Road, Titusville, New Jersey 08560, USA, (hereinafter “Janssen”);

and

BAVARIAN-NORDIC A/S (CRV No. 16 27 11 87), a Danish company with offices located at Hejreskovvej 10A, DK-3490 Kvistgård, Denmark, (hereinafter “BN”),

Janssen and BN being hereafter individually referred to as “Party” and collectively as “Parties”.

Recitals

WHEREAS, BN is the owner of technology related to modified vaccinia Ankara (MVA) vectors which can encode various virus proteins and of certain intellectual property relating thereto;

WHEREAS, Janssen is the owner of technology related to adenovirus vectors and human papilloma virus antigens and of certain intellectual property relating to each of the foregoing; and

WHEREAS, the Parties desire to enter into an agreement for the development and commercialization of vaccine regimens comprising a Janssen adenovirus vector and a BN MVA vector for use against HPV.

NOW, THEREFORE, in consideration of the mutual covenants and promises set forth herein, the Parties, intending to be legally bound, agree as follows:

Article 1 Definitions

1.1                               “Ad Vector” means a virus or vector (and components thereof) derived from an adenovirus.

1.2                               “Ad26 Vector” means a virus or vector (and components thereof) derived from adenovirus serotype 26.

1.3                               “Affiliate” means, with respect to a Party, any entity that is owned by or controlled by, owns or controls or who is under common control with that Party.  For the purpose of this definition, “control” shall mean, direct or indirect, ownership of more than fifty percent (50%) of the shares of stock entitled to vote for the election of directors, in the case of a corporation, or more than fifty percent (50%) of the equity interest in the case of any other type of legal entity, status as a general partner in any partnership, or any other arrangement whereby the entity or person controls, or has the right to control, the board of directors or equivalent governing body of a corporation or other entity, or the ability to cause the direction of the management or policies of a corporation or other entity.

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

1.4                               “Agreement” has that meaning set forth in the Preamble.

1.5                               “Applicable Law” means the applicable provisions of any and all national, supranational, regional, state and local laws, treaties, statutes, rules, regulations, administrative codes, legally binding guidance, ordinances, judgments, decrees, directives, injunctions, orders, permits (including Marketing Authorizations) of or from any court, arbitrator, Regulatory Authority or government agency or authority having jurisdiction over or related to the subject item, including applicable GMP, GCP, GLP, GDP and health care compliance laws, laws pertaining to the protection of the environment, health, and safety, the United States Federal Corrupt Practices Act, export control laws, and laws and regulations pertaining to domestic or international corruption, commercial bribery, fraud, embezzlement, or money-laundering.

1.6                               “Audited Party” has that meaning set forth in Section 13.7.

1.7                               “Auditing Party” has that meaning set forth in Section 13.7.

1.8                               “Biologics License Application” and “BLA” mean an application for permission to market a biologic product submitted to a Regulatory Authority to obtain Marketing Authorization for a Licensed Product or Licensed Component in a country or region.

1.9                               “BN Indemnitee” has that meaning set forth in Section 17.2.

1.10                        “BN Intellectual Property” and “BN IP” means BN Patent Rights and BN Know-How.

1.11                        “BN Know-How” means Know-How that is Controlled by BN during the Term including BN’s interest in any Program Know-How (including BN’s interest in Joint Program Know-How).

1.12                        “BN Materials” means (a) the MVA-BN Vector and Derivatives thereof; (b) the HPV MVA-BN Vectors and Derivatives thereof; (c) biological, chemical or other physical materials acquired or invented by BN outside of this Agreement but used in performing the activities hereunder; and (d) biological, chemical or other physical materials discovered or invented solely by BN in performing the activities hereunder; all of (a), (b), (c), and (d) explicitly excluding the Ad Vector and Derivatives thereof, the Ad26 Vector and Derivatives thereof, the HPV Ad Vector and Derivatives thereof, the HPV Ad26 Vector and Derivatives thereof, and any material including or containing a Janssen HPV Antigen.

1.13                        “BN Patent Rights” means those Patent Rights Controlled by BN during the Term and that Cover any MVA-BN Vector, HPV Antigen, Licensed Component or Licensed Product (including, in each case, its composition, formulation, combination, product by process, or method of use, manufacture, preparation or administration) or that would be necessary or reasonably useful for the Development, Manufacture, use and/or Commercialization of a Licensed Component or Licensed Product in the Field; and shall also include BN Program Patent Rights and BN’s interest in any Joint Program Patent Rights.  A list of certain BN Patent Rights existing as of the Effective Date is identified in Annex B, which list BN shall update as reasonably requested by Janssen in writing.

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

1.14                        “BN Program Know-How” means all Program Know-How (a) made solely by BN Representatives and that does not solely relate to Janssen Material; or (b) solely relating to BN Material.

1.15                        “BN Program Patent Rights” means Patent Rights Covering Program Inventions that are (a) made solely by BN Representatives and that are not solely related to Janssen Materials; or (b) relating solely to BN Materials.

1.16                        “BN Technology” means BN Materials and BN Know-How.

1.17                        “BN Trademarks” means those trademarks specified in Annex B.

1.18                        “Business Days” means a day other than: (a) a Saturday or Sunday; (b) a bank or other public holiday in the Netherlands; (c) a bank or other public holiday in Denmark; or (d) a bank or other public holiday in the United States.

1.19                        “Calendar Quarter” means a financial calendar quarter based on the Johnson & Johnson Universal Calendar for that year; provided, however, that the first Calendar Quarter for the first Calendar Year shall extend from the Effective Date to the end of the then current Calendar Quarter and the last Calendar Quarter shall extend from the first day of such Calendar Quarter until the effective date of the termination or expiration of this Agreement.

1.20                        “Calendar Year” means a year during the Term based on the Johnson & Johnson Universal Calendar for that year (a 2016 copy of which is attached as Annex D) used for Janssen’s internal and external business purposes. The first Calendar Year of the Term shall begin on the Effective Date and shall end on the last day of then current Johnson & Johnson Universal Calendar Year during which the Effective Date occurs and the last Calendar Year of the Term shall begin on the first day of the Johnson & Johnson Universal Calendar Year for the year during which termination or expiration of the Agreement will occur, and the last day of such Calendar Year shall be the effective date of such termination or expiration.

1.21                        “Change of Control”  means an acquisition by a Third Party directly or indirectly, of more than fifty percent (50%) of the shares of stock entitled to vote for the election of directors in the case of a corporation, or more than fifty percent (50%) of the equity interest in the case of any other type of legal entity (or if the jurisdiction where such corporation or other entity is domiciled prohibits foreign ownership of such entity, the maximum foreign ownership interest permitted under such laws, provided that such ownership interest provides actual control over such entity), status as a general partner in any partnership, or any other arrangement whereby an entity controls or has the right to control the Board of Directors or equivalent governing body of the entity.

1.22                        “Claim” means all Third Party demands, claims, actions, proceedings and liability (whether criminal or civil, in contract, tort or otherwise) for losses, damages, reasonable legal costs and other reasonable expenses of any nature.

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

1.23                        “Clinical Study” means a controlled or uncontrolled human clinical trial involving observing a human patient and/or administering to a human a Licensed Component or Licensed Product and/or reviewing patient data retrospectively.

1.24                        “Clinical Supply Agreement” has that meaning set forth in 8.2(c).

1.25                        “Commercialize” and “Commercialization” mean all activities directed to launching, marketing, promotion, educating, distribution, detailing, stockpiling, using, or sale of a Licensed Component or Licensed Product (as well as importing and exporting activities in connection therewith) prior to and following receipt of Marketing Authorization for the Licensed Component or Licensed Product in the relevant country, as well as all medical affairs activities, and all activities directed to Phase 4 Studies.

1.26                        “Commercialization Supply Agreement” has that meaning set forth in Section 8.2(d).

1.27                        “Commercially Reasonable Efforts” means: (a) where applied to carrying out specific tasks and obligations of a Party under this Agreement, expending reasonable, diligent, good faith efforts and resources to accomplish such task or obligation (on its own and/or acting through any of its Affiliates or Sublicensees); and (b) as applicable in this Agreement, those efforts and resources commonly used by a Party to develop or commercialize a similar type of product of similar market and profit potential, for a vaccine used in a similar manner (for example, prophylactic vs prophylactic, therapeutic vs therapeutics, injectable vs injectable) and at a similar stage of development and product life cycle, based on scientific, legal, intellectual property, technical, medical, efficacy, safety, regulatory, competitiveness, commercial and other relevant conditions then prevailing.  Commercially Reasonable Efforts shall be determined on a Licensed Product-by- Licensed Product or Licensed Component-by-Licensed Component basis.

1.28                        “Confidential Information” means the terms of this Agreement as well as all proprietary and unpublished information and data of a financial, legal, commercial, business, operational, scientific or technical nature which either: (a) the Disclosing Party or any of its Affiliates has supplied or otherwise made available (either orally, in writing or in electronic form) to the other Party or any of its Affiliates; or (b) a Party has generated in its performance under this Agreement.

1.29                        “Control”, “Controls,” “Controlled” or “Controlling” means in respect of any Patent Rights or Confidential Information or other intellectual property rights whether owned by or licensed to an entity, the possession of the legal right and ability to grant the respective rights, licenses or sublicenses as provided in this Agreement without violating the terms of any agreement or other arrangement with any Third Party, or misappropriating the proprietary or trade secret information of a Third Party.

1.30                        “Cost of Goods Sold” or “COGS” means a Party’s reasonable and necessary internal and third party costs incurred in manufacturing or acquisition of product, determined in accordance with a Party’s standard cost accounting policies that are in accordance with U.S. generally accepted accounting principles in the case of Janssen and IFRS and US Government authorized cost allocation methodologies

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

in the case of BN and consistently applied across the Party’s manufacturing network to other products that Party manufactures and shall not include inter-company profits among Party and its Affiliates.

1.31                        “Covered”, “Covered By” or “Covering” means, with respect to a claim of a Patent Right an act is covered if, in the absence of a license, that act would infringe such claim.

1.32                        “Currency Hedge Rate” means that rate calculated as a weighted average hedge rate of the outstanding external foreign currency forward hedge contract(s) of Johnson & Johnson’s Global Treasury Services Center (GTSC) and its Affiliates with third party banks. The hedge contract(s) is entered into to protect the transactional foreign exchange risk exposures of Janssen by reducing the impact of foreign currency volatility through a systematic build-up of a yearly Currency Hedge Rate(s).

1.33                        “Derivatives” means any or all of the following:

(a)                                 unmodified descendants of a Vector;

(b)                                 substances, including modified descendants, created from or using a Vector, as appropriate, or that are expressed by a Vector;

(c)                                  substances created which contain/incorporate a Vector or components thereof; and

(d)                                 substances created which contain/incorporate an HPV Antigen.

1.34                        “Develop” and “Development” means any non-clinical and clinical vaccine development activities, including but not limited to, researching, designing and/or testing vaccine components and/or vaccine regimens.

1.35                        “Development Plan” means the plan for Development (including but not limited to scientific development, clinical development, manufacturing and regulatory development) of a Licensed Component or Licensed Product in the Development Program, wherein the activities to be performed by each Party during Development, as well as the timelines, milestones, and resource allocations and planning, associated therewith an initial plan for which is set forth in more detail in Annex A. Such plan may be updated from time to time in accordance with the provisions of Section 3.2.

1.36                        “Development Program” means the collaborative program to Develop one or more Licensed Components or Licensed Products and secure Marketing Authorization for one or more Licensed Components or Licensed Products.

1.37                        “Discloser” has that meaning set forth in Section 15.1.

1.38                        “Disease State” means the prevention or treatment of a disease as identified by the WHO International Classification of Diseases (http://apps.who.int/classifications/icd10/browse/2016/en) as

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

updated from time to time at the first numerical level such that C51, malignant neoplasms of the vulva, is one Disease State and C52, malignant neoplasm of the vagina, is a different Disease State.

1.39                        “Dispute” means an issue, dispute, controversy or claim relating to or arising out of the validity (including any claim of inducement of this Agreement by fraud or otherwise), application, interpretation or construction of, or the compliance with or breach of, or termination of this Agreement or any ancillary agreement or any other matter designated hereunder or under any ancillary agreement for decision by the Parties or their respective Affiliates.

1.40                        “Effective Date” means December 17, 2015.

1.41                        “Evaluation Agreement” shall mean that Material Transfer, Evaluation and Option Agreement Janssen and BN with an effective date of October 22, 2014.

1.42                        “Facilities” means those facilities used for the Development and/or Manufacture of a Vector or a Licensed Component, or a Licensed Product containing any of the foregoing.

1.43                        “Field” means the Therapeutic Field and the Prophylactic Field where:

(a)                                 the Therapeutic Field shall mean the inducement of a specific immune response against at least one HPV Antigen in the treatment of patients diagnosed with HPV infection for the prevention or treatment of any cancer that has been induced by HPV infection (including cervical cancer, vaginal cancer, vulvar cancer, anal cancer, penile cancer, head and neck cancer);

(b)                                 Prophylactic Field shall mean inducement of a specific immune response against at least one HPV Antigen from HPV strain 16 and/or HPV strain 18 in the prophylaxis of infection against strains 16 and/or 18 of HPV.

For the avoidance of doubt, the Field excludes the treatment or prophylaxis of smallpox.

1.44                        “First Commercial Sale” means the first sale in an arm’s length transaction and shipment of a Licensed Product to a Third Party by Janssen, its Affiliates or Sublicensees following the Marketing Authorization (but not including any pricing approvals) of such Licensed Component or Licensed Product.

1.45                        “First Indication” means the first HPV-related Disease State for which a Licensed Product or Licensed Component is Developed and/or Commercialized; and “Second Indication” means the second HPV-related Disease State for which the same Licensed Product or Licensed Component is Developed and/or Commercialized. For the avoidance of doubt, a change in patient population from the First Indication shall not be considered a Second Indication unless the HPV-related Disease State is also different than the First Indication.

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

1.46                        “FTE” means one employee full time for one year or more than one person working the equivalent of a full-time person, working directly on performing development activities according to the Development Plan, where “full-time” is determined in accordance with the applicable employment regulation for each relevant employee or, in the absence of such regulation, [***].  FTE costs shall be calculate at an FTE rate of [***] increased by the Danish Consumer Prices Index as published by Statistics Denmark from 1 January 2017.

1.47                        “Good Clinical Practices” and “GCP” mean, as of a given point in time and regulatory jurisdiction, then-current good clinical practices in accordance with the regulations and standards required by applicable Regulatory Authority(ies) in the in the US, the European Union or Japan as applicable to the intended use of the relevant product.

1.48                        “Good Distribution Practices” and “GDP” mean, as of a given point in time and regulatory jurisdiction, then-current good distribution practices in accordance with the regulations and standards required by applicable Regulatory Authority(ies) in the in the US, the European Union or Japan as applicable to the intended use of the relevant product.

1.49                        “Good Laboratory Practices” and “GLP” mean, as of a given point in time and regulatory jurisdiction, then-current good laboratory practices in accordance with the regulations and standards required by applicable Regulatory Authority(ies) in the in the US, the European Union or Japan as applicable to the intended use of the relevant product.

1.50                        “Good Manufacturing Practices” and “GMP” mean, as of a given point in time and regulatory jurisdiction, then-current good manufacturing practices in accordance with the regulations and standards required by applicable Regulatory Authority(ies) in the US, the European Union or Japan as applicable to the intended use of the relevant product.

1.51                        “Government Authority” means any federal, state, national, state, provincial or local government, or political subdivision thereof, or any multinational organization or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, any court or tribunal (or any department, bureau or division thereof, or any governmental arbitrator or arbitral body).

1.52                        “HPV” means any strain of the Human Papilloma Virus.

1.53                        “HPV Ad26 Vector” means an Ad26 Vector containing at least one HPV Antigen.

1.54                        “HPV Ad Vector” means an Ad Vector containing at least one HPV Antigen.

1.55                        “HPV Antigen” means a protein or portion thereof which is specific to an HPV and/or inducing an immune response to an epitope that is specifically expressed by HPV; as well as nucleotides encoding such a protein or portion thereof.

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

1.56                        “HPV MVA-BN Vector” means an MVA-BN Vector containing at least one HPV Antigen but not containing any non-HPV antigen.

1.57                        “Janssen HPV Antigen” means any HPV Antigen which is (a) disclosed or claimed in any Patent Rights Controlled by Janssen as of the Effective Date, including those Patent Rights listed in Annex C; (b) acquired or discovered by Janssen outside of this Agreement; or (c) invented or discovered solely by Janssen Representatives under this Agreement.

1.58                        “Indemnitee” has that meaning set forth in Section 17.3.

1.59                        “Indemnitor” has that meaning set forth in Section 17.3.

1.60                        “Janssen Indemnitee” has that meaning set forth in Section 17.1.

1.61                        “Janssen Intellectual Property” or “Janssen IP” means Janssen Patent Rights and Janssen Know-How.

1.62                        “Janssen Know-How” means that Know-How that is Controlled by Janssen during the Term, including Janssen’s interest in any Program Know-How (including Janssen’s interest in any Joint Program Know-How).

1.63                        “Janssen Materials” means (a) the Ad Vector and Derivatives thereof; (b) the Ad26 Vector and Derivatives thereof; (c) the HPV Ad Vector and Derivatives thereof; (d) the HPV Ad26 Vector and Derivatives thereof; (e) a Janssen HPV Antigen or Derivatives thereof; (f) other biological, chemical, or other physical materials acquired or invented by Janssen outside of this Agreement but used in the performance of this Agreement used in performing the activities hereunder; (g) biological, chemical or other physical materials discovered or invented solely by Janssen Representatives in performing the activities hereunder; all of (a), (b), (c), (d), (e), (f) and (g) explicitly excluding the MVA-BN Vector or any HPV MVA-BN Vector.

1.64                        “Janssen Patent Rights” means those Patent Rights Controlled by Janssen during the Term and that Cover any Vector, HPV Antigen, Licensed Component or Licensed Product (including, in each case, its composition, formulation, combination, product by process, or method of use, manufacture, preparation or administration) or that would be necessary or reasonably useful for the Development, Manufacture, use and/or Commercialization of a Licensed Component or Licensed Products in the Field.  Janssen Patent Rights shall include Janssen Program Patent Rights and Janssen’s interest in any Joint Program Patent Rights and those Patent Rights listed in Annex C.

1.65                        “Janssen Program Know-How” means all Program Know-How (a) made solely by Janssen Representatives and that does not relate solely to BN Material; or (b) relating solely to Janssen Material.

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

1.66                        “Janssen Program Patent Rights” means Patent Rights Covering Program Inventions that are (a) made solely by Janssen Representatives and that are not solely related to BN Materials; or (b) relating solely to Janssen Materials.

1.67                        “Janssen Technology” means Janssen Materials and Janssen Know-How.

1.68                        “Johnson & Johnson Universal Calendar” means that universal calendar that is set forth in Annex D.

1.69                        “Joint Program Intellectual Property” means Joint Program Patent Rights and Joint Program Know-How.

1.70                        “Joint Program Know-How” means all Program Know-How (a) made by at least one Representative of BN and at least one Representative of Janssen or (b) relating to both BN Material and Janssen Material; (a) and (b) both excluding Janssen Program Know-How and BN Program Know How.

1.71                        “Joint Program Materials” means those biological, chemical, mechanical and other physical materials that are invented or discovered by Representatives of both Janssen and BN in performing the activities hereunder; as well as HPV MVA-BN Vectors that contain or include a Janssen HPV Antigen; and any HPV MVA-BN created under the Evaluation Agreement.

1.72                        “Joint Program Patent Rights” means Patent Rights, other than BN Program Patent Rights and Janssen Program Patent Rights, Covering Program Inventions that are (a) made by at least one BN Representative and at least one Janssen Representative or its Sublicensees; or (b) relating to both BN Materials and Janssen Materials.

1.73                        “Joint Program Technology” means Joint Program Materials and Joint Program Know-How.

1.74                        “Joint Steering Committee” or “JSC” means that committee of the same name, established and operating pursuant to the provisions of Section 3.1 of this Agreement.

1.75                        “Know-How” means any information and materials that are not publicly known, including preclinical and clinical data, Regulatory Filings, other regulatory submissions and correspondence, manufacturing information and processes (including any and all information included in the Chemistry, Manufacturing and Control section of any Regulatory Filing or equivalent thereof), formulations, discoveries, improvements, modifications, processes, methods, protocols, formulae, data, procedures, culture medium and growth conditions, results and specifications, inventions, know-how and trade secrets, patentable or otherwise, but excluding any Patents.

1.76                        “Licensed Component(s)” means HPV MVA-BN Vector(s) or HPV Ad Vector(s) as well as formulations thereof.

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

1.77                        “Licensed Product” means a vaccine regimen or vaccine product comprising at least one HPV MVA-BN Vector or a formulation thereof and at least one HPV Ad Vector or a formulation thereof, either in separate packages labeled for use in the vaccine regimen or in a unitary package.

1.78                        “Manufacture” means, with respect to a Vector, HPV Antigen, Licensed Component or Licensed Product, those activities directed to the manufacturing, processing (including cell culturing), formulating, filling, primary and secondary packaging, holding (including storage), and quality control testing (including release) analytical method development, scale-up, validation and release of such Licensed Product or Licensed Components.  As used herein, Manufacturing may refer to any or all of the foregoing activities, as applicable.

1.79                        “Marketing Authorization” or “MA” means, with respect to each country for each Licensed Component or Licensed Product, the Regulatory Approval issued by the applicable competent Regulatory Authority in such country allowing for the Commercialization of such Licensed Component or Licensed Product in such country, including all pricing and reimbursement approvals.

1.80                        “MVA-BN Vector” means a vector derived from modified vaccinia virus Ankara.

1.81                        “Net Sales” means[***]

1.82                        “Notice” has that meaning as set forth in Section 19.6 and “Notify” shall be the process of one Party informing another Party of an event hereunder by giving Notice.

1.83                        “Operations Committee” means that committee of the same name, established and operating pursuant to the provisions of Section 3.2 of this Agreement.

1.84                        “Other Funder” means a Third Party providing monetary or in-kind support for any activities under this Agreement.

1.85                        “Out-Of-Pocket Expenses” means amounts paid to Third Party vendors or contractors, for services or materials provided by them directly in the performance of activities under this Agreement to the extent such services or materials apply directly to the Development Program, Licensed Components, and/or Licensed Products.  Out-of-Pocket Costs do not include payments for internal: salaries or benefits; facilities; utilities; general office or facility supplies; insurance; information technology, capital expenditures or the like internal expenses.

1.86                        “Party” and “Parties” has that meaning as set forth in the Preamble.

1.87                        “Patent Rights” means all patents and patent applications (which for the purpose of this Agreement shall be deemed to include certificates of invention and applications for certificates of invention), including all divisionals, continuations, substitutions, continuations-in-part, re-examinations, reissues, additions, renewals, revalidations, registrations, pediatric exclusivity periods and Patent Term

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

Extensions in jurisdictions that grants these rights and the like of any such patents and patent applications, and any and all foreign equivalents of the foregoing in jurisdictions that grants these rights.

1.88                        “Patent Term Extension” means any term extensions, supplementary protection certificates, and equivalents thereof offering patent or patent-like protection beyond the initial term with respect to any issued patents.

1.89                        “Pharmacovigilance Agreement” means that written pharmacovigilance and adverse event reporting agreement setting forth the worldwide pharmacovigilance procedures for the Parties with respect to Licensed Components and Licensed Products, such as safety data sharing, adverse events reporting, pharmacovigilance reporting and prescription events monitoring.

1.90                        “Phase 1” means a controlled human clinical trial of a compound or product that would satisfy the requirements of 21 CFR 312.21(a) or its foreign equivalents.

1.91                        “Phase 2” means a controlled human clinical trial of a compound or product that would satisfy the requirements of 21 CFR 312.21(b) or its foreign equivalents.

1.92                        “Phase 3” means a controlled or uncontrolled human clinical trial of a compound or product that would satisfy the requirements of 21 CFR 312.21(c) or its foreign equivalents.

1.93                        “Phase 4” means any study or data collection effort in respect to any compound or product for a particular indication for use in humans that is initiated after receipt of Marketing Authorization for a Licensed Component or Licensed Product.

1.94                        “Program Intellectual Property” means Program Patent Rights and Program Know-How.

1.95                        “Program Inventions” means any invention or discovery conceived and/or reduced to practice in the performance of the Agreement.

1.96                        “Program Know-How” means Know-How generated in the performance of the Agreement.

1.97                        “Program Materials” means collectively: (a) Janssen Materials and (b) BN Materials; and (c) Joint Program Materials.

1.98                        “Program Patent Rights” means those Patent Rights Covering Program Inventions.

1.99                        “Program Technology” means Program Materials and Program Know-How.

1.100                 “Quality Agreement” means a written agreement between the Parties setting forth the Parties’ responsibilities regarding assurance of quality, safety and efficacy of Licensed Components and Licensed Products supplied by BN.

1.101                 “Recipient” has that meaning set forth in Section 15.1.

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

1.102                 “Regulatory Approval” means, with respect to a Licensed Component or Licensed Product in any country or jurisdiction, the approvals by the applicable Regulatory Authority in such country or jurisdiction necessary for the Manufacture and/or Development and/or Commercialization (as applicable) of the Licensed Component or Licensed Product in that country or jurisdiction.  For the avoidance of doubt, Regulatory Approval includes pricing or reimbursement approvals.

1.103                 “Regulatory Authority” means any applicable Government Authority responsible for granting Regulatory Approvals for Licensed Components or Licensed Products, including the United States FDA, European Medicines Agency and/or the Japanese Ministry of Health and Welfare and any relevant corresponding supranational, national or regional regulatory authorities.

1.104                 “Regulatory Filings” means, with respect to any Licensed Component or Licensed Product, any submission to a Regulatory Authority of any appropriate regulatory application specific to the Licensed Component or Licensed Product or the use or making thereof, and shall include any submission to a regulatory advisory board and any supplement or amendment thereto; and includes any IND, BLA and any application for Marketing Authorization.

1.105                 “Representative” means, with respect to a Party, that Party’s and its Affiliates’ and Sublicensees’ directors, officers, employees, consultants, subcontractors or agents.

1.106                 “Royalty Term” means, [***].

1.107                 “Sales and Royalty Report” means a written report that sets out, with respect to Licensed Components or Licensed Products for which a royalty is due hereunder, the Net Sales value of Licensed Components or Licensed Products sold during the Calendar Quarter to which the royalty relates.

1.108                 “Sublicensee” means a Third Party to whom Janssen has granted a license to offer to make, sell, import, use or offer for sell a Licensed Product or Licensed Component in the Field.

1.109                 “Tax” or “Taxes” means any present or future taxes, levies, imposts, duties, charges, assessments or fees of any nature (including any interest thereon).

1.110                 “Term” has the meaning set forth in Section 18.1.

1.111                 “Territory” means the world.

1.112                 “Third Party” means any entity or person other than a Party, or an Affiliate of a Party or a Sublicensee.

1.113                 “Valid Claim” means a claim in any applicable granted or issued Patent Right, which claim has not expired or been held invalid or unenforceable by a non-appealed or unappealable decision by a court or other appropriate body of competent jurisdiction, and which is not admitted to be invalid through

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

disclaimer or dedication to the public or a claim in a pending Patent Right that has been pending for less than seven (7) years.

1.114                 “Vector” means, individually, an Ad Vector, Ad26 Vector, HPV Ad Vector, HPV Ad26 Vector, HPV MVA-BN Vector, or collectively all of the foregoing.

Article 2 Collaboration Overview

2.1                               Exclusivity. Nothing in this Agreement shall prevent the Parties from continuing or establishing other programs for the development of HPV vaccines or vaccines against any other viruses provided such do not conflict with the exclusivity granted according to this Agreement.

2.2                               Compliance.  In all activities under this Agreement, Parties shall comply with all Applicable Law including applicable anti-corruption laws, including, but not limited to, the United States Federal Corrupt Practices Act (FCPA) and US government health care compliance (HCC) policies, regulations and laws; as well as the J&J Policy on the Employment of Young Persons (a copy of which, existing as of the Effective Date, is attached hereto as Annex E);  as well as such other laws, regulations and J&J Policies as the Parties may agree.  The Parties shall meet within sixty (60) days of the Effective Date to discuss the terms of a data integrity agreement containing such terms as the Parties may agree.

Article 3 Governance

3.1                               Joint Steering Committee

(a)                                 Committee Responsibilities. Janssen and BN will establish a Joint Steering Committee (JSC) that will:

(1)                                 In connection with Development:

(a)                                 evaluate the progress of the Development Program, and approve changes to the Development Plan;

(b)                                 to decide when the validation of the process for the production of the HPV MVA-BN (as further described in the Development Plan) should commence, such date to be recorded in the minutes;

(c)                                  serve as a forum to discuss strategic and material issues that arise; and

(d)                                 review and resolve deadlocks of the Operations Committee.

(2)                                 In connection with Commercialization:

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

(a)                                 serve as a forum for the exchange of information concerning the Licensed Components and Licensed Products and Commercialization thereof;

(b)                                 at Janssen’s request, serve as a forum to discuss strategic and material issues and issues requiring assistance that arise in connection with Licensed Components and Licensed Products and Commercialization thereof; and

(c)                                  participate in the management and resolution of conflicts between the Parties.

(b)                                 Membership. The JSC shall be comprised of two (2) representatives from each of Janssen and BN, being senior business persons from Janssen and BN, with the necessary authority to make decisions on the issues that shall be handled by the JSC, as provided for herein.  The initial members of the JSC shall be appointed by each Party within three (3) weeks of the Effective Date.  BN and Janssen may replace its JSC representatives at any time, with written notice to the other Party.

(c)                                  Decision-Making. All decisions of the JSC shall be taken by unanimous vote.  Notwithstanding the foregoing, except for the Manufacturing process of the HPV MVA-BN Vector, Janssen shall, subject to the provisions of Section 3.1(d), have the final decision making authority with respect of Commercialization and Development.

(d)                                 Increase of Duties. Neither the JSC nor the Operations Committee may (nor may a Party use its decision making authority to) increase the duties or responsibilities (including by way of increasing the resources required by either Party) of either Party pursuant to the Development Plan without that Party’s prior agreement to the amended Development Plan.  If the JSC cannot agree on the increase on the duties or responsibilities of a Party, the provisions of Section 19.12 shall apply.

(e)                                  Committee Meetings.  During the Term, the JSC shall meet at least two (2) times each Calendar Year, either through a conference call or a face-to-face meeting and shall meet within ten (10) Business Days of (a) any proposal by the Operations Committee to modify the Development Plan or (b) any deadlocks of the Operations Committee. Each Party shall bear its own costs for participating in such meetings. Face-to-face meetings shall alternate between a location of BN’s choosing and a location of Janssen’s choosing.  Moreover, the Parties agree to meet in person or through a conference call as necessary to further the goals of the Development Program and Commercialization.  The Parties agree that the first meeting of the JSC shall take place no later than two (2) months from the Effective Date and, at the end of each JSC meeting, to plan the next meeting.  In the event that a Party would like to postpone a JSC meeting, it shall so inform the other Party in a timely manner prior to the date of such planned JSC meeting by notification given to the other Party. However, a JSC meeting cannot be postponed for more than four (4) weeks if the other Party does not consent to such longer postponement.

(f)                                   Chairperson. Janssen’s lead representative shall chair the JSC meetings.

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

(g)                                 Minutes. Janssen’s lead representative in the JSC shall be responsible for preparing the agenda and minutes for such meetings and shall submit a draft agenda to JSC members at least five (5) days prior to the scheduled meeting. Modifications or additions to the agenda shall be incorporated at the reasonable request of any JSC member, and the Janssen lead representative shall provide the final agenda at least three (3) days prior to the meeting. Minutes shall be prepared and forwarded to all JSC members for comment within two (2) weeks after the close of the meeting. Comments will be incorporated into the minutes if received within two (2) weeks after receipt. If no comments are received within such two-week period, the minutes shall become an official record of the meeting.

3.2                               Operations Committee

(a)                                 Committee Responsibilities. Janssen and BN will establish a joint Operations Committee that will:

(1)                                 provide scientific guidance to the Parties in connection with the Development Program, including reviewing Clinical Study protocols;

(2)                                 monitor and review the progress and results generated in the Development Program;

(3)                                 evaluate the progress of Development Program against the Development Plan;

(4)                                 manage and resolve technical conflicts that may arise as part of the Development Program; and

(5)                                 review and discuss budget;

(6)                                 agree on changes to the Development Plan, provided always that the prior approval of the JSC shall be required to the extent that such changes materially impact any of the following:

(1)                                 the Licensed Components and Licensed Products that are included in the Development Plan (i.e., the introduction of a new Licensed Component or Licensed Product or the termination of Development of a Licensed Component or Licensed Product);

(2)                                 the timelines established for completing the activities under the Development Plan;

(3)                                 the manufacture of a Licensed Component beyond that contemplated in the Development Plan; or

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

(4)                                 the duties or responsibilities (including by way of increasing the resources, Cost of Goods or Out-of-Pocket Expenses required of either Party) of either Party under the Development Plan.

(b)                                 Membership. The Operations Committee shall be comprised of an equal number of voting representatives from each of Janssen and BN. The number of such representatives shall be at least two (2) for each of Janssen and BN, and shall include from each Party, at least one senior business person and the principle senior manager in charge of the collaboration. The initial members of the Operations Committee shall be appointed by each Party within three (3) weeks of the Effective Date. BN and Janssen may replace its Operations Committee representatives at any time, with written notice to the other Party. The Parties agree that, in addition to the members of the Operations Committee appointed by each Party, participation by certain additional employees, agents or (other) representatives of their respective companies may be necessary or desirable from time to time, depending upon the subject matter to be discussed at a given meeting. In such event, the Party that wishes that an extra representative attend such Operations Committee meeting, shall without undue delay Notify the other Party in advance of such meeting and shall be responsible for all costs associated with such person’s participation.  For the avoidance of doubt, such invited persons shall not be considered members of the Operations Committee and, thus, will have no vote on any decisions to be taken by the Operations Committee.

(c)                                  Decision-Making.  The Operations Committee shall strive to obtain unanimity in all its decisions in relation to its responsibilities as defined in Section 3.2(a).  In case no unanimous decision can be reached in the Operations Committee, escalation shall be made to the Joint Steering Committee for resolution.

(d)                                 Sub-Committees.  From time to time, the Operations Committee may establish subcommittees to which it can delegate the responsibilities of the Operations Committee for particular projects or activities in or for the Development Program, Regulatory Affairs and Manufacturing, as further specified below herein, and such subcommittees will be constituted as the Operations Committee agrees.

(e)                                  Committee Meetings.

(1)                                 During the Development Program, the Operations Committee shall meet at least monthly, either through a conference call or a face-to-face meeting. During Commercialization, the Operations Committee shall meet at the reasonable written request of a Party, either through a conference call or a face-to-face meeting.

(2)                                 Each Party shall bear its own costs of participating in such meetings. Face-to-face meetings of the Operations Committee will alternate between a location of BN’s choosing and a location of Janssen’s choosing. The Parties agree that the first meeting of the Operations Committee shall take place no later than two (2) months from signing this Agreement.  In the event that a Party would like to postpone an Operations Committee meeting, it shall so inform the other Party in a timely manner prior to the date of such planned Operations Committee meeting by notification given to the other Party.

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

However, an Operations Committee meeting cannot be postponed for more than one (1) week if the other Party does not consent to such longer postponement.

(f)                                   Chairperson. Janssen’s lead representative shall chair the meetings of the Operations Committee.

(g)                                 Minutes. Janssen’s lead representative in the Operations Committee shall be responsible for preparing the agenda and minutes for such meetings and shall endeavor to submit a draft agenda to Operations Committee members at least five (5) days prior to the scheduled meeting. Modifications or additions to the agenda shall be incorporated at the reasonable discretion of the chairperson, who shall provide the final agenda at least three (3) days prior to the meeting. Minutes shall be prepared and forwarded to all Operations Committee members for comment within two (2) weeks after the close of the meeting. Comments will be incorporated into the minutes if received within two (2) weeks after receipt. If no comments are received within such two-week period, the minutes shall become an official record of the meeting.

Article 4 Development

4.1                               Development Plan.

(a)                                 Establishment.  The initial Development Plan is attached hereto as Annex A.  If Parties mutually agree (without either Party being obliged to do so) to Develop further Licensed Components or Licensed Products, the Parties shall mutually agree to include such further Licensed Components or Licensed Products in the Development Plan as further outlined herein.

(b)                                 Content.  Each update to the Development Plan shall be in the format set out in Annex A shall include the following:

(1)                                 the objectives and the overall aims of the Development of Licensed Components Licensed Products including a target product profile for each Licensed Components and/or Licensed Products;

(2)                                 the work to be undertaken by and the other responsibilities of each Party in the eighteen (18) months following the date of the last revision of the Development Plan;

(3)                                 an outline of the various steps and activities that shall be conducted to develop the Licensed Component(s) or Licensed Product(s) in the thirty six (36) months following the eighteen (18) month period referred to in paragraph (2) above;

(4)                                 a description of the milestones intended to be reached and the intended target dates for the same to be reached in order for the Development of the Licensed Component(s) or Licensed Product(s) to continue into the next stage; and

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

(5)                                 an overview of the research, pre-clinical and Clinical Studies for use in relevant Regulatory Filings.

(c)                                  Yearly Review and Approval.  At least three (3) months prior to the beginning of each Calendar Year during the Development Program, the Operations Committee shall review the Development Plan and recommend an updated Development Plan to the JSC, if needed.  If the JSC is not able to complete its review and approval of the updated Development Plan for an upcoming Calendar Year, the applicable Development Plan in effect shall be continued until the Parties can complete the review and approval process.

(d)                                 Modification.  If, at any time, circumstances require the modification of a Development Plan, the Operations Committee shall review such Development Plan as soon as possible and shall propose changes to the Development Plan to the JSC, if needed.

4.2                               Development Diligence.

(a)                                 Of BN.  BN shall be solely responsible for the activities set forth for it to perform in the respective Development Plan, directly or through Affiliates or Third Parties, and in accordance with the said Development Plan therefore which is then in effect.  BN shall use Commercially Reasonable Efforts to:

(1)                                 perform those activities and allocate those resources in accordance with the Development Plan;

(2)                                 report to the Operations Committee at its regular meetings the progress of the Development Plan, including a summary of data and results obtained;

(3)                                 ensure that the Manufacturing process for the HPV MVA-BN Vector complies with GMP and is sufficiently Developed to obtain Regulatory Approval in the United States, the European Union and Japan, at a process scale and capacity that is sufficient for Commercialization; and

(4)                                 make BN Materials (including but not limited to GMP grade BN Materials) available to Janssen FCA (Incoterms 2010) at BN facility in Kvistgård, Denmark for Development in accordance with the Development Plan or as otherwise agreed by the Parties and in accordance with the relevant Quality Agreement and Clinical Supply Agreement.

(b)                                 Of Janssen.  Janssen shall be solely responsible for the activities set forth for it to perform in the respective Development Plan, directly or through Affiliates or Third Parties, and in accordance with the said Development Plan therefore which is then in effect.  Janssen shall use Commercially Reasonable Efforts to:

(1)                                 perform those activities and allocate those resources in accordance with the Development Plan;

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

(2)                                 report to the Operations Committee at its regular meetings, the progress of the Development Plan, including a summary of data and results obtained;

(3)                                 ensure that the Manufacturing process for the HPV Ad Vectors which are included in the Development Plan are adequate to obtain Regulatory Approval in the United States, the European Union and Japan, at a process scale and capacity that is sufficient for Commercialization. If Janssen requires any quality of manufacture standards in addition to GMP and those specifically agreed in the Development Plan, the Parties shall discuss the same in good faith provided always that Section 4.5(c) shall apply to any additional requirements.

(4)                                 submit Regulatory Filings for Regulatory Approvals for Licensed Components and Licensed Products in accordance with the Development Plan.

(c)                                  Of Janssen.  In the event that [***], the license set out in Section 10.2 below will become and shall thereafter be non-exclusive.

4.3                               Development Program Records. The Parties shall maintain, or cause to be maintained, records of the Development Program in sufficient detail and in good scientific manner, and upon reasonable request of the other Party, at least one copy in the English language, as will properly reflect all work done and results achieved in the performance of the Development Program (including all data in the form required under any Applicable Law).

4.4                               Development Reports.  Each Party shall, during the term of this Agreement, provide the Operations Committee with a quarterly written report summarizing the progress of its contribution to the Development Program during the preceding Calendar Quarter. Such report shall be submitted no later than thirty (30) days after the relevant Calendar Quarter.

4.5                               Funding.

(a)                                 BN Costs.  During Development, BN shall be responsible for all costs that are related to activities undertaken by BN as clearly set out in the Development Plan and as otherwise explicitly stated in the Agreement.

(b)                                 Janssen Costs. During Development, and save as provided in Section 4.5(a), Janssen shall be responsible for all of the costs of activities to be undertaken by Janssen as clearly set out in the Development Plan and as otherwise explicitly stated in the Agreement.

(c)                                  Excess Development Plan Costs. Unless otherwise agreed by the Parties, neither Party shall be obligated to incur additional duties or responsibilities, resources or Out-of-Pocket Expenses (including any referred to in Section 3.2(a)(6)) for Development activities not in the Development Plan.  In the event that Janssen requests additional manufacturing requirements that extend beyond GMP and those specifically agreed in the Development Plan, Janssen will bear the cost of such additional requirements.

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

(d)                                 Other Funders. Neither Party may obtain funding from Other Funders to support its Out-of-Pocket Expenses or internal costs for its activities under this Agreement without the consent of the other Party, such consent not to be unreasonably withheld.  Parties shall negotiate in good faith amendments to this Agreement necessitated by the terms of any funding from an Other Funder.

Article 5 Phase 3 Option

5.1                               Phase 3 Option. [***] BN shall have the option to contribute a portion of the entire future Development costs for Licensed Components and Licensed Products.  In the event that BN exercises such option then Parties shall negotiate in good faith an amendment to this Agreement whereby:

(a)                                 BN shall be responsible for [***] of the Parties’ costs of Development and the provisions of Section 4.5 shall operate such that the obligation to disclose Development costs and expenses is mutual, and at the end of each Calendar Quarter there shall be a reconciliation whereby the Party which has incurred the lesser amount of Development costs shall make a payment to the other Party such that the Parties’ contribution for the previous Calendar Quarter is reconciled; and

(b)                                 An increase in the royalty rate pursuant to Section 12.2 shall be negotiated in good faith between the Parties and shall take into consideration the percentage of Development costs contributed by each Party.

Article 6 Regulatory Affairs

6.1                               Responsibilities.  Except as stated otherwise in the Development Plan, Janssen shall be responsible for the preparation and submission of Regulatory Filings, including applications for Marketing Authorization, relating to Licensed Components or Licensed Products. BN shall provide Janssen with information and documentation in its possession reasonably necessary or useful to prepare and submit Regulatory Filings. As between the Parties, all Regulatory Filings and Regulatory Approvals shall be held by and in the name of Janssen.  Janssen has sole discretion for the regulatory strategy and regulatory decision-making for Licensed Components and Licensed Products.

6.2                               Right of Cross-Reference. BN grants Janssen (or its Affiliate or Sublicensee as appropriate) the right to cross-reference Regulatory Filings Controlled by BN as would be reasonably necessary or useful for Regulatory Filings of Licensed Components or Licensed Products Developed or Commercialized hereunder.  BN shall, at its cost, provide Janssen with all the necessary paperwork to use this right of cross-reference in any country in the Territory.

6.3                               BN Assistance.  BN shall, in accordance with the Development Plan and the limits set out therein, at its own cost, use Commercially Reasonable Efforts to:

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

(a)                                 promptly respond to reasonable inquiries of Janssen that are (1) related to BN Materials or Joint Program Materials and (2) necessitated by Regulatory Filings of Licensed Components or Licensed Products;

(b)                                 promptly assist Janssen in responding to inquiries of Governmental Authorities related to BN Materials or Joint Program Materials;

(c)                                  at Janssen’s request, participate in meetings with Governmental Authorities to the extent such meetings are related to BN Materials or Joint Program Materials;  and

(d)                                 provide Janssen with necessary and reasonably relevant regulatory assistance requested by Janssen in accordance with the Development Plan.

6.4                               Safety of Materials. Prior to commencing the first Clinical Study in the Development Plan, the Parties or their authorized agents shall enter into a Pharmacovigilance Agreement. In addition, each Party further agrees to use Commercially Reasonable Efforts to without undue delay Notify the other Party of any and all communications to and from Governmental Authorities relating to the safety of any of the BN Materials, Janssen Materials being used in Development or Commercialization hereunder or Joint Program Materials, and agrees to consult without undue delay to resolve any such concerns with such Governmental Authorities.

Article 7 Commercialization

7.1                               Commercialization Diligence.  Janssen shall use Commercially Reasonable Efforts to obtain Marketing Authorization for at least one Licensed Component containing an HPV MVA-BN Vector or at least one Licensed Product in the Field in the United States, Japan, or Germany. Janssen shall use Commercially Reasonable Efforts to Commercialize at least one Licensed Component containing an HPV MVA-BN Vector or one Licensed Product in the Field for which it has received Marketing Authorization or approval to Commercialize under a government procurement process. Janssen shall be solely responsible for all Commercialization hereunder, either directly or through its Affiliates, Sublicensees or Third Parties.

7.2                               Decisions.  All business decisions involving the Commercialization, including the packaging, sale, price, and promotion, by Janssen, its Affiliates or its Sublicensees under this Agreement shall be within the sole discretion of Janssen. Recalls and withdrawals of Licensed Components and Licensed Products not containing HPV MVA-BN Vector Manufactured by BN shall be within the sole discretion of Janssen.  Decision-making regarding recalls and withdrawals of Licensed Components and Licensed Products containing HPV MVA-BN Vector Manufactured by BN shall be governed by the Pharmacovigilance Agreement.

7.3                               Trademarks. Janssen shall be free to market the Licensed Components and Licensed Products under such labels and tradenames/trademarks as it may elect, provided that nothing in this Agreement shall be construed as a trademark license.  Notwithstanding the foregoing, to extent allowable by

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

Applicable Law, the packaging of each Licensed Product shall acknowledge that the HPV MVA-BN Vector is licensed and manufactured by BN and Janssen shall be entitled to use BN Trademarks to include in such packaging to the extent required by Applicable Law.

7.4                               Distributors. Janssen may authorize Third Party distributors to market, sell and distribute Licensed Components or Licensed Products in the Territory.

Article 8 Manufacturing, Supply and Material

8.1                               Manufacturing Rights and Obligations.

(a)                                 Of BN. BN shall have the exclusive right (except as otherwise specified herein) to Manufacture the MVA-BN Vector and HPV MVA-BN Vector and supply the same to Janssen for Development and Commercialization (provided that Commercialization is specifically limited to the HPV MVA-BN) in the Territory, and as set forth in the Development Plan, the Clinical Supply Agreement and the Commercial Supply Agreement.  BN shall use Commercially Reasonable Efforts to Manufacture the MVA-BN Vectors and HPV MVA-BN Vectors in accordance with the Development Plan, the Quality Agreement(s), the Clinical Supply Agreement, and the Commercialization Supply Agreement. In the event of an inconsistency between this Agreement and the Clinical Supply Agreement or the Commercialization Supply Agreement or the Quality Agreement then the terms of the relevant Supply Agreement or Quality Agreement shall prevail.

(b)                                 Of Janssen. Janssen shall have the exclusive right, to Manufacture or have Manufactured the HPV Ad Vectors. Janssen shall use Commercially Reasonable Efforts to Manufacture or have Manufactured the HPV Ad Vectors reasonably necessary for it to perform its obligations under the Development Plan.

8.2                               Supply of Material by BN.

(a)                                 Material to be provided by BN as specified in the Development Program shall be provided to Janssen at BN’s expense and in accordance with the Development Plan.

(b)                                 Material supplied by BN to Janssen for use in pre-clinical studies shall be Manufactured in accordance with Good Laboratory Practice or, at BN’s option, in accordance with GMP.

(c)                                  BN shall supply, at its costs, HPV MVA-BN Vector (and, if necessary as a control, MVA-BN Vector) in a form suitable for human administration for Clinical Studies as specified in the Development Plan.  Parties shall enter into a separate supply agreement for Clinical Studies (the “Clinical Supply Agreement”) and a Quality Agreement for supply of HPV MVA-BN Vector within ninety (90) days of the Effective Date, and in any case prior to initiation of Manufacture of HPV-MVA-BN Vector for the first Clinical Study of the first Licensed Component or Licensed Product in the Development Plan.

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

The Clinical Supply Agreement shall contain provisions and a license to enable Janssen to Manufacture of have Manufactured (a) MVA-BN Vector, solely to the extent necessary to use such MVA-BN Vector for use as a placebo or control in clinical or preclinical studies in the Development of Licensed Components and Licensed Products in the Field and (b) HPV MVA-BN Vector and Licensed Components and Licensed Products containing the same; each in the event that BN is unable to supply [***] of the amounts BN is obligated to supply [***].

(d)                                 A separate supply agreement for Commercialization (the “Commercialization Supply Agreement”), and if necessary, a separate Quality Agreement, shall be entered into by the Parties before the first filing of a BLA or application for Marketing Approval in accordance with the terms outlined in this Agreement. The Commercialization Supply Agreement shall specify:

(1)                                 agreed acceptance criteria (including, but not limited to, specifications) for the HPV MVA-BN Vector or Licensed Component containing the same supplied thereunder;

(2)                                 ordering and delivery timeframes for the HPV MVA-BN Vector or Licensed Component containing the same on the basis of firm orders placed in advance by Janssen and such other terms that are customary in such agreements;

(3)                                 a procedure to establish and review quantities of safety stock of the HPV MVA-BN Vector or Licensed Component containing the same to be held by Janssen, where it will be held, the period for which such safety stock will be held and the payment conditions relating thereto; and

(4)                                 provisions to enable Janssen to Manufacture or have Manufactured HPV MVA-BN Vector and Licensed Components and Licensed Products containing the same, subject to [***].

(e)                                  Audit Rights. The Clinical Supply Agreement and the Commercialization Supply Agreement shall contain clauses that permit Janssen, at its expense, upon reasonable written notice, and during normal business hours, to inspect BN’s and BN’s Third Party contractor’s facilities engaged in the Manufacture of HPV MVA-BN and any records relating thereto once per year, or more often with cause, to verify compliance with the terms of the Clinical Supply Agreement, the Commercialization Supply Agreement, the Quality Agreements, and Applicable Law.  BN shall supply an English language translation of any such records not already in English at its own expense.  After such inspections, Janssen shall provide observations to BN in writing, and BN will provide written responses to such observations and provided that such measures are necessary according to Applicable Law or BN agrees that corrective measures are necessary, BN will describe corrective action plan(s) within thirty (30) days after receipt of such observations from Janssen.  BN shall implement at its own expense (or cause its Third Party contractors to implement) corrective actions within thirty (30) days or the period allowed in the Applicable Law or GMP or such longer period as agreed after providing such response agreeing to the need for corrective measures, or if not possible, a schedule shall be negotiated and agreed to by the Parties.

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

8.3                               Use of Program Material. Neither Party shall be entitled hereunder to use the other Party’s Program Material or the Joint Program Material outside of this Agreement.  For the avoidance of doubt, Janssen shall not use any MVA Vector supplied hereunder for any purpose outside the Field.

8.4                               No Characterization. No Party shall characterize, issue releases or certificates of analysis for, or analyze the other Party’s Program Material (including, for BN, the MVA-BN Vector, any HPV MVA-BN Vector and, for Janssen, any Janssen HPV Antigen, Vector, Ad26 Vector, HPV Ad Vector and/or the HPV Ad26 Vector), or engage in any research that concerns any safety, toxicity or tumorigenicity of the other Party’s Program Materials without obtaining the prior written approval of the other Party.  BN shall give written approval for any testing of its Program Materials necessary for Janssen to perform its obligations or exercise its rights under this Agreement.

Article 9 Reports and Access to Know-How

9.1                               Performance Reporting. Each Party shall keep the other Party regularly informed via the Operations Committee (during Development) and the JSC (during Commercialization) about the performance of (a) for Janssen, the Licensed Components containing an HPV Ad Vector used in the Development Program or Commercialized hereunder and (b) for BN, the Licensed Components containing an HPV MVA-BN Vector used in the Development Program or Commercialized hereunder, and shall provide, on an annual basis within thirty (30) days after the anniversary of the Effective Date, with a summary report of the data relating specifically to such Licensed Component’s performance, including specifically any and all substantial positive and/or negative deviations from the standard established operating, culturing and manufacturing parameters found useful in its application for the Manufacture of such Licensed Components.  BN shall without undue delay Notify Janssen in writing of any substantial negative deviations from established characteristics and/or performance parameters of its Materials simultaneously with its notification of any other entity other than the appropriate Regulatory Authorities.  To facilitate the mutually beneficial resolution of any technical performance issue relating to such a substantial negative deviation, BN hereby agrees to permit Janssen’s technical personnel reasonable access to relevant technical data and to the Facilities to assist in resolving such issues.

9.2                               Access to Know How

(a)                                 Exchange of Know-How. Each Party shall keep the other Party regularly informed of any Joint Program Know-How it generates, or Program Know-How generated by it but owned by the other Party.

(b)                                 BN Know-How. BN shall keep Janssen regularly informed of any BN Know-How reasonably useful for Janssen to exercise its rights or perform its obligations under this Agreement.  Additionally, insofar as BN is legally and contractually permitted to do so, BN shall provide to Janssen relevant information that relates to the safety, quality or other critical attributes of the Program Technology to allow Janssen to compile Regulatory Filings in exercising its rights under this Agreement.

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

(c)                                  Janssen Know-How.  Janssen shall keep BN regularly informed of any Janssen Know-How reasonably useful for BN to exercise its rights or perform its obligations under this Agreement.

Article 10 Grant of Licenses

10.1                        Janssen License Grants to BN.  Pursuant to the terms and conditions herein, Janssen hereby grants to BN a non-exclusive, non-transferable, non-sublicensable (except to Affiliates for performing Development activities for BN hereunder), non-royalty bearing license under the Janssen Intellectual Property to perform its obligations hereunder, including but not limited to the Manufacture and sale to Janssen of the HPV MVA-BN Vector.

10.2                        BN License Grants to Janssen.  Pursuant to the terms and conditions herein, and subject to Sections 4.2(c) and 10.3, BN and its Affiliates hereby grant to Janssen an exclusive, sub-licensable license solely in the Field and in the Territory under the BN Intellectual Property to import and use Vectors, Licensed Components and Licensed Products and to develop, import, make, register, use, sell and offer for sale (and to have any of the foregoing done for it by a Third Party) Licensed Products and Licensed Components.  Janssen will notify BN of the grant of sublicenses hereunder to parties who are neither Affiliates nor distributors within sixty (60) days of the granting of such license.  Janssen shall remain liable for any action or omission by a sublicensee which would, if an action or omission of Janssen, have been a breach of this Agreement.  For the avoidance of doubt, Janssen shall not be entitled hereunder to Develop or Commercialize any MVA-BN Vector for any purpose anywhere in the Territory and it shall not be entitled hereunder to Develop or Commercialize the HPV MVA-BN Vector for use outside the Field.

10.3                        Manufacturing License. Janssen is granted no license under Section 10.2 to Manufacture an MVA-BN Vector or HPV MVA-BN Vector; except Janssen may further Manufacture (a) the MVA-BN Vector supplied hereunder by BN solely in order to exercise its license under Section 10.4 and (b) the HPV MVA-BN Vector supplied hereunder by BN solely in order to exercise its license under Section10.2.

10.4                        MVA-BN Vector License.  Janssen is hereby granted a license to use the MVA-BN Vector which has been supplied by BN (or manufactured by Janssen as explicitly permitted under Section 8.2(d)(4) hereunder8.2(d)(4)) solely as a placebo and/or control in the Development of Licensed Components and Licensed Products.

10.5                        [***] Change of Control or Material Breach.  In the event that 1) Janssen serves notice as provided for in Section 18.2(b), and BN (or any other party on its behalf) has failed to cure any such breach or default prior to the expiration of the [***] Cure Period as set out in Section 18.2(b) below or 2) there is Change of Control of BN, and on written notice from Janssen to BN, to be received by BN no later than three (3) months after the Change of Control, then: [***].

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

Article 11 Intellectual Property

11.1                        Ownership of Program Inventions and Patent Rights.

(a)                                 Inventorship. Inventorship of Program Inventions shall be determined in accordance with the patent and other intellectual property laws of the US.

(b)                                 Ownership. Janssen shall solely own all Janssen Program Patent Rights.  BN shall solely own all BN Program Patent Rights.  Janssen and BN shall jointly own Joint Program Patent Rights. Each Party hereby does and shall assign any Patent Rights to the Party entitled to own such Patent Rights pursuant to this Section 11.1(b) and shall use Commercially Reasonable Efforts to ensure that any Third Parties operating under this Agreement also assign their rights in accordance with this Section.  Each Party shall cooperate in executing whatever documents are necessary to establish legal title in and ownership of Program Patent Rights.

11.2                        Patent Prosecution.

(a)                                 Solely Owned Program Patent Rights. BN shall, at its own expense, control the preparing, filing, prosecuting and maintaining of BN Program Patent Rights worldwide, in such countries as it deems appropriate, and conducting any interferences, re-examinations, reissues, or oppositions relating thereto using counsel of its choice.  Janssen shall, at its own expense, control the preparation, filing, prosecuting and maintaining of Janssen Program Patent Rights worldwide, in such countries as it deems appropriate, and conducting any interferences, re-examinations, reissues or oppositions thereto or patent term extensions relating thereto using counsel of its choice.

(b)                                 Joint Program Patent Rights. Janssen shall have the initial right, but not the obligation, to prepare, file, prosecute and maintain Joint Program Patent Rights at its own expense in such countries as it deems appropriate, and conducting any interferences, re-examinations, reissues, or oppositions relating thereto using counsel mutually selected and engaged by Janssen and BN.  If Janssen elects to not file, prosecute or maintain a Joint Program Patent Right, then it shall provide BN with at least thirty (30) day’s prior written notice and BN shall have the option, at its own expense, to file, prosecute or maintain such Joint Program Patent Right using counsel mutually selected and engaged by Janssen and BN.

(c)                                  Cooperation.  BN shall keep Janssen reasonably informed as to the status of BN Program Patent Rights Covering an HPV Antigen, a Licensed Component or Licensed Product and, at Janssen’s request, shall keep Janssen reasonably informed as to the status of its Patent Rights licensed hereunder that are not Program Patent Rights, and that Cover a Licensed Component or Licensed Product. The Party primarily responsible for Joint Program Patent Rights shall keep the other Party reasonably informed of such Joint Program Patent Rights. The prosecuting Party shall provide the other Party the opportunity to review and comment on any documents which will be filed in any patent office, and providing the other Party with copies of any documents that it receives from such patent offices, including

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

notice of all interferences, re-examinations, oppositions or requests for patent term extensions. Each Party shall each cooperate with and assist the other Party in connection with such activities, at the prosecuting Party’s request and expense.

11.3                        Ownership of Know-How.  As between Janssen and BN, Janssen shall solely own all Janssen Program Know-How. As between Janssen and BN, BN shall solely own all BN Program Know-How.  Parties shall jointly own Joint Program Know-How. Each Party shall cooperate in executing whatever documents are necessary to establish legal title in and ownership of Patent Rights or other intellectual property disclosing or claiming such Program Know-How.

11.4                        Defense of Third Party Infringement Claims.

(a)                                 If the activities under the Development Plan or the production, sale or use of any Licensed Component or Licensed Product developed pursuant to this Agreement results in a Claim, suit or proceeding alleging patent infringement against BN or Janssen (or their respective Affiliates or Sublicensees), such Party shall without undue delay Notify the other Party hereto in writing setting forth the facts of such Claim in reasonable detail.

(b)                                 If the allegedly infringing activity is solely related to BN’s Manufacturing of MVA-BN Vector or HPV MVA-BN Vector, then BN shall have the sole right, but not the obligation, to defend and control the defense of any such Claim, suit or proceeding at its own expense, using counsel of its own choice, provided, however, it shall not enter into any settlement which admits or concedes that any aspect of the Janssen Patent Rights or Janssen Know-How is invalid or unenforceable without the prior written consent of Janssen. If BN chooses to forego defense of any such Claim, suit or proceeding, then it shall Notify Janssen as soon as possible and in any event within thirty (30) days, and Janssen shall have the right, but not the obligation, to defend and control the defense of any such Claim, suit or proceeding at its own expense, using counsel of its own choice, provided, however, it shall not enter into any settlement which admits or concedes that any aspect of the BN Patent Rights or BN Know-How is invalid or unenforceable without the prior written consent of BN.

(c)                                  In all other Claims, suits or proceedings, Janssen shall have the exclusive right to defend and control the defense of any such Claim, suit or proceeding, at its own expense, using counsel of its own choice, provided, however, it shall not enter into any settlement which admits or concedes that any aspect of the BN Patent Rights or BN Know-How is invalid or unenforceable without the prior written consent of BN.

(d)                                 Each Party shall keep the other Party reasonably informed of all material developments in connection with any such Claim, suit or proceeding.  At the defending Party’s request and expense, the other Party cooperate in the defense of such Claims, suits or proceedings including joining as a party to the Claim, suit or proceedings.

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

11.5                        Enforcement.

(a)                                 Notification. In the event that a Party becomes aware that a Third Party is infringing a Program Patent Right, Program Know-How or any of the other Party’s Patent Rights or Know-How licensed hereunder, it shall without undue delay Notify the other Party of any such infringement setting forth the salient facts relating thereto.

(b)                                 Control of Suit.

(1)                                 Janssen IP Rights.  As to the infringement of Janssen Program Patent Rights, Janssen Program Know-How, Janssen Patent Rights licensed hereunder (other than Joint Program Patent Rights), and Janssen Know-How licensed hereunder (other than Joint Program Know-How) Janssen shall have the exclusive right and sole discretion to effect termination of such infringement, including bringing suit or other proceedings against the infringer in its own name and BN shall be kept informed at all times of all such proceedings taken by Janssen but only so as far as the alleged infringement relates to a Licensed Product. If Janssen requests, BN shall provide such assistance to Janssen as required including joining with Janssen as a party to the lawsuit or other proceeding at Janssen’s expense; however, Janssen shall retain control of the prosecution of such suit or proceedings, as the case may be.

(2)                                 BN IP Rights.  As to the infringement of BN Program Patent Rights, BN Program Know-How, BN Patent Rights licensed hereunder (other than Joint Program Patent Rights), and BN Know-How Licensed hereunder (other than Joint Program Know-How):

(1)                                 BN shall have the exclusive right and sole discretion to effect termination of all such infringement, including bringing suit or other proceedings against the infringer in its own name and Janssen shall be kept informed at all times of all such proceedings taken by BN if the alleged infringement relates to a Licensed Component or Licensed Product. If BN requests, Janssen may, at Janssen’s discretion, join with BN as a Party to the lawsuit or other proceeding at BN’s expense if required by Applicable Law; however, BN shall retain control of the prosecution of such suit or proceedings, as the case may be.

(2)                                 However, where such Patent Right or Know-How is specifically related to a Licensed Component or Licensed Product, and does not Cover an MVA-BN Vector without an HPV Antigen, BN shall have the initial right at its sole discretion to effect termination of such infringement, including bringing suit or other proceedings against the infringer in its own name to effect termination of such infringement, and Janssen shall be kept informed at all times of all such proceedings taken by BN. If BN request, Janssen may, at Janssen’s discretion, join with BN as a party to the lawsuit or other proceedings at BN’s expense if Applicable Law so requires; however, BN shall retain control of the prosecution of such suit or proceedings, as the case may be. If BN decides to forego such enforcement, it shall inform Janssen as soon as possible, and in any event no later than thirty (30) days; and Janssen shall thereafter have the right to enforce such Patent Right or Know-How. BN shall keep reasonably informed of all actions and filings with respect to such suits.  BN shall provide assistance requested by Janssen at Janssen’s expense, including being joined as a party if Applicable Law so requires.  Janssen shall not enter into any settlement which admits or concedes that any aspect of a Patent Right or Know-How enforced under this Section is invalid or unenforceable without the prior written consent of BN.

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

(c)                                  Joint Rights. If a Joint Program Patent Right or Joint Know-How is infringed or misappropriated by a Third Party, and such infringement or misappropriation is related solely to an MVA-BN Vector that does not include an HPV Antigen, then BN shall have the initial right, but not the obligation, to effect termination of such infringement, including bringing suit or other proceedings against the infringer. Janssen shall have the initial right, but not the obligation, to effect termination of all other infringement, including bringing suit or other proceedings against the infringer. If a Party entitled to initially enforce a Joint Program Patent Right or Joint Know-How right decides to forego such enforcement, it shall inform the other Party as soon as possible, and in any event no later than thirty (30) days; and the other Party shall thereafter have the right to enforce such Joint Program Patent Right or Joint Know-How. Parties may jointly enforce Joint Patent Rights or Joint Know-How with sharing of expenses, if the Party with the initial right to enforce so agrees. The enforcing Party shall keep the other Party reasonably informed of all actions and filings with respect to such suits.  The non-enforcing Party shall provide assistance requested by the enforcing Party at the enforcing Party’s expense, including being joined as a Party if Applicable Law so requires.  Neither Party shall enter into any settlement which admits or concedes that any aspect of a Joint Program Patent Right or Joint Know-How is invalid or unenforceable without the prior written consent of the other Party.

(1)                                 BPCIA. Notwithstanding sections 10.5 (b)(1)-(3), if a Third Party (a) files a biosimilar application under the Biologics Price Competition and Innovation Act of 2009 or similar provision which requires a listing of all Patents Rights and/or Know-How in an enforcement action or (b) is infringing a Patent Right licensed hereunder, and Applicable Law requires all Patent Rights and/or Know-How to be enforced in the same action; then Parties shall cooperate in good faith in such enforcement actions.

(2)                                 Costs and Monetary Recovery.  Unless the Parties agree otherwise and save as provided above, each Party shall bear all its costs incurred in connection with such lawsuit or other proceeding. Any recovery obtained by either Party, whether by settlement or otherwise, shall be shared in order as follows:

(1)                                 The enforcing Party shall recoup all of its costs and expenses incurred in connection with the action; or, if Parties elected to enforce jointly, then Parties shall both recoup their costs and expenses incurred in connection with the action, to the extent possible, and if not possible, each Party shall recoup an equal amount towards their costs and expenses;

(2)                                 The other Party shall then, to the extent possible, recover all of its costs and expenses incurred in connection with the action; and

(3)                                 The enforcing Party shall be entitled to retain the remainder; or, if Parties elected to enforce jointly, then the Parties shall each be entitled to an equal share of the remainder.

11.6                        Patent Listings and Patent Term Extensions. Janssen shall have the sole right, but not the obligation, to provide in any BLA or its equivalent or to any Regulatory Authority or Government Authority, a list of patents that include the BN Patent Rights and such other information as Janssen deems

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

appropriate.  In the event that any Applicable Law in any country provides for the extension of any term of any patent included among BN Patent Rights and/or Janssen Patent Rights, at the request of Janssen, BN shall cooperate with Janssen to apply for and use Commercially Reasonable Efforts to obtain such extension(s).  BN agrees to execute such documents, or to arrange to have such documents executed, and take such actions as Janssen may reasonably request, in connection herewith, at Janssen’s cost and expense.

11.7                        Special Provisions.  Both Parties, as well as their respective German Affiliates and German Sublicensees performing activities hereunder, shall:

(a)                                 have in place a corporate policy that: (i) requires employees and contractors to assign their Inventions made during the course of their work, as well as the intellectual property rights (the Patent Rights and Know-How rights) concerning such Inventions, to their employers; and (ii) governs the compensation that such employees and contractors are to receive for such Inventions, Patent Rights and Know-How rights;

(b)                                 agree with their German employees and German contractors acting on their behalf to assign their Inventions, as well as the intellectual property rights (the Patent Rights and the Know-How rights concerning those Inventions), made under the Development Program and/or while conducting Commercialization activities, to their employers; and

(c)                                  agree with their German employees or any other German person acting on their behalf on any and all royalty or other compensation payable to their said employee or other person, or any invention conceived, reduced to practice, developed, made or created in the performance of, or as a result of, the Research Program by said employees or any other person acting on their behalf; and

(d)                                 be responsible for paying to said German employees or any other person acting on their behalf any and all royalty or other compensation payable to the employee or other person, for any invention conceived, reduced to practice, developed, made or created in the performance of, or as a result of, the Research Program by said employees or any other person acting on their behalf; and

(e)                                  compensate their German employees and German contractors for all such Inventions, as well as the intellectual property rights (the Patent Rights and the Know-How rights concerning those Inventions) made under the Development Program and/or while conducting Commercialization activities.

11.8                        Third Party Rights. The provisions of this Article 11 shall be subject to, and limited by, any agreements pursuant to which BN or Janssen, as the case may be, acquired any particular Patent Right or Know-How including those agreements with Other Funders. It is understood that such agreements may require, for example, that the licensor Party from whom BN or Janssen acquired a license to such Patent Right control the prosecution of particular patents and patent applications and does not permit access or an opportunity to comment on any documents filed in patent offices.

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

Article 12 Financial Provisions

12.1                        Supply Price.  Janssen shall pay BN for the supply of the Licensed Component(s) containing the HPV MVA-BN Vector(s) under the Commercialization Supply Agreement at a price to be agreed in the Commercialization Supply Agreement which prices shall not exceed [***].  [***] before expiration of the Royalty Term in the earliest of the United States, Japan, France, Germany or the UK, Parties shall enter into good faith negotiations to revise the price for HPV MVA-BN Vector in the Commercialization Supply Agreement for non-royalty bearing HPV MVA-BN Vector. If no agreement can be reached on price within ninety (90) days, then, [***].

12.2                        Payments on Net Sales.  In consideration for the rights granted hereunder, Janssen shall pay BN, on a country-by-country-basis, a royalty during the Royalty Term, at the following tiered royalty rates in consideration of the licenses granted hereunder, on Licensed Components or Licensed Products that are Covered by a Valid Claim of a BN Patent Right and/or Developed hereunder using BN Know-How:

a)             [***] of [***] aggregate Net Sales of Licensed Components and Licensed Products in a Calendar Year in the Territory;

b)             [***] of the portion of aggregate Net Sales of Licensed Components and Licensed Products in the Territory that exceeds [***] up to [***] in a Calendar Year;

c)              [***] of the portion of aggregate Net Sales of Licensed Components and Licensed Products in the Territory that exceeds [***] in a Calendar Year;

Where BN exercises the option set out in Section 5.1 the amounts payable pursuant to Section 12.2 and 0 shall be replaced by the amounts to be negotiated as set out in Section 5.1.

12.3                        Know-How License. For Net Sales of Licensed Components or Licensed Product not Covered by a Valid Claim of a BN Patent Right in the country of manufacture or sale of the Licensed Product, the percentages set out in Sections 12.2(a) to (c) shall be reduced by [***] of the percentages set out in Sections 12.2(a) to (c).  Janssen shall not be permitted to apply the reduction in royalty provided for in this Section 12.3 where Janssen has initiated a proceeding or made any submission to a patent office to challenge or procured a Third Party to initiate a proceeding or made any submission to a patent office to challenge any BN Patent Rights and the loss of such Patent Right would have resulted in the royalty reduction provided for herein.

12.4                        Royalty on Option Exercise. Where BN exercises the option set out in Section 5.1 the amounts payable pursuant to Section 12.2 and 0 shall be replaced by the amounts set out in Section 5.1.

12.5                        One Royalty Per Licensed Component and/or Licensed Product. One royalty, and only one royalty, shall be due with respect to the same unit of Licensed Component and/or Licensed Product, regardless of the number of different royalties may be applicable thereto or the number of times such Licensed Component or Licensed Product is sold.  Where multiple royalties of different rates may apply,

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

the higher royalty shall be payable.  For the avoidance of doubt, if a Licensed Product incorporates a Licensed Component, no double royalty will be charged.  Where the Licensed Products are sold separately as Licensed Components labelled for use as a Licensed Product, then BN shall be entitled to royalties on Net Sales of both Licensed Components.

12.6                        Other Royalty Provision.  No royalties shall accrue on the disposition of a Licensed Component or Licensed Product by either Party in reasonable quantities without direct or indirect consideration being received by the Parties such as (i) samples (promotional or otherwise) or (ii) as donations at less than cost price (for example, to non-profit institutions or government agencies for a non-commercial purpose, or (iii) to patient assistance programs) or (iv) for use in Clinical Studies conducted by or on behalf of Janssen.

12.7                        Royalty Reductions.

(a)                                 For Biosimilars. Subject to Section 12.7 (c)12.7(c), if at any time in any country a Third Party shall Commercialize a biosimilar product, being a product that has been approved in the relevant country under an abbreviated application for Regulatory Approval, which abbreviated application has been granted based substantially on a cross reference to the Regulatory Approval for a Licensed Component or Licensed Product Commercialized hereunder, then Janssen may reduce the royalty rate for such Licensed Component or Licensed Product in that country by [***].

(b)                                 Third Party Royalties.  Subject to Section 12.7(c), to the extent that royalties, license fees, and milestone or other payments are due to Third Parties under licenses or similar agreements necessary to allow the Manufacture, importation, use or sale or offer for sale of Licensed Component or Licensed Product Janssen shall be entitled to deduct from the royalties due to BN hereunder (i) [***] of said payments if the payments are solely related to the MVA-BN Vector, and said payments are a result of taking a license where both Parties have agreed to that a license is necessary under the relevant intellectual property existing as of the Effective Date, provided however that said payments are not subject to Section 12.7(b)(ii) or (iii) below; (ii) [***] of said payments if the payments are solely related to Third Party rights solely related to the HPV MVA-BN Vector, which were known by both Janssen and BN prior to the Effective Date, and said payments are a result of Janssen or BN taking a license where both Parties have agreed that a license is necessary under the relevant intellectual property existing as of the Effective Date; and (iii) [***] of said other payments if the payments are related to the HPV MVA-BN Vector, and said payments are a result of Janssen or BN taking a license where both Parties have agreed that a license is necessary under the relevant intellectual property, provided however that said payments are not subject to Section 12.7(b)(ii) above. Notwithstanding the above, Janssen shall not be entitled to deduct [***].  If Parties cannot agree whether or not a license is necessary as specified under this Section 12.7(b), Parties shall appoint a neutral outside counsel to make such determination.

(c)                                  Minimum Royalty.  Under no circumstances shall the royalty payable to BN pursuant to this Agreement during the Royalty Term be reduced to less than [***].  In the event that, in respect of any country, Janssen is obliged to pay BN a royalty of less than [***] as a consequence of the expiry of the Royalty Term in such country or for any other reason, [***].

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

12.8                        Further Payment Obligations.  Janssen shall be responsible for the payment of and pay any royalties, license fees, and milestone or other payments due to Third Parties under licenses or similar agreements necessary to allow the Manufacture, importation, use or sale or offer for sale of the Licensed Components or Licensed Product other than those due to contracts of BN or its Affiliates as of the Effective Date or entered into by BN or its Affiliates after the Effective Date.

12.9                        Payments and Milestones.

(a)                                 Upfront Fee.  Within [***] of the Effective Date, Janssen shall pay BN an upfront fee of nine million United States dollars ($9,000,000 USD) which shall be non-creditable and non-refundable.

(b)                                 Milestone Payments.  Janssen shall pay BN the following one time milestone payments for the first time that a Licensed Component or Licensed Product in the Development Plan achieves the milestone:

(1)                                 [***];

(2)                                 [***];

(3)                                 [***];

(4)                                 [***];

(5)                                 [***];

(6)                                 [***];

(7)                                 [***];

(8)                                 [***];  and

(9)                                 [***].

(c)                                  Net Sales Milestones. Janssen shall pay BN the following one time milestone payments for the first time that the following Net Sales milestones are achieved:

(1)                                 [***] which shall be non-creditable and non-refundable, due within sixty (60) days from the date on which the aggregate Net Sales of all Licensed Components and Licensed Products for which a royalty is due hereunder exceeds [***]; and

(2)                                 [***] which shall be non-creditable and non-refundable, due within sixty (60) days from the date on which the aggregate Net Sales of all Licensed Components and Licensed Products for which a royalty is due hereunder exceeds [***].

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

12.10                 Access Program.  At Janssen’s option, following the First Commercial Sale of Licensed Component or Licensed Product hereunder, Parties shall enter into good faith negotiations with respect to the royalty rate applicable to Net Sales in the countries identified as developing countries by the World Trade Organization.

Article 13 Payments, Books and Records

13.1                        Royalty Reports and Payments. During the Royalty Term, Janssen will submit to BN a Sales and Royalty Report for each Licensed Component or Licensed Product subject to a royalty under Section 11.2, in the form as set forth in Annex G, within sixty (60) days after the end of each Calendar Quarter.  Concurrently with the submission of such reports, Janssen shall pay such royalties to BN within sixty (60) days after the end of the respective Calendar Quarter.  In addition, a final Sales and Royalty Report shall be submitted Janssen to BN within sixty (60) days of termination or expiration of this Agreement or expiration of the Royalty Term, whichever is later.

13.2                        Method of Payment.  All payments made hereunder shall be paid from any of US, Netherlands, Ireland, Switzerland and Belgium to Denmark in United States Dollars.  All payments due hereunder to BN shall be paid by bank wire transfer in immediately available funds to a bank account designated in writing by BN.

13.3                        Interest.  If any payment under this Agreement is not made by the date on which the same becomes due and payable and in case the delay is not occasioned by Force Majeure, the late Party shall owe the other Party interest at [***] on any outstanding amount assessed from the date the late Party receives notice from the other Party of such unpaid amount that is overdue, until payment is made in full.

13.4                        No Refunds. Payments referred to herein shall not be refundable under any circumstances, including but not limited to the termination of this Agreement for whatever reason.

13.5                        Currency Conversion. If any currency conversion shall be required in connection with the calculation of royalties or payments hereunder, such conversion shall be made using the following method: for the upcoming calendar year, Janssen shall provide BN: (a) a Currency Hedge Rate(s) to be used for the local currency of each country of the Territory; and (b) the details of such Currency Hedge Rate(s) in writing.  This shall be provided not later than ten business days after the Currency Hedge Rate(s) are available from Janssen, which is customarily in December.  Such Currency Hedge Rate(s) will remain constant throughout the upcoming calendar year.  The Parties shall use the Currency Hedge Rate(s) to convert Net Sales to Euro for the purpose of calculating royalties and payments between the Parties.

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

13.6                        Withholding Taxes.

(a)                                 No Withholdings. Janssen will make all payments to BN under this Agreement without deduction or withholding for Taxes except to the extent that any such deduction or withholding is required by law in effect at the time of payment.

(b)                                 Payment. Any Tax required to be withheld on amounts payable under this Agreement will be paid by Janssen on behalf of BN to the appropriate Governmental Authority, and Janssen will furnish BN with proof of payment of such Tax. Any such Tax required to be withheld will be an expense of and borne by BN. If any such Tax is assessed against and paid by Janssen, then BN will indemnify and hold harmless Janssen from and against such Tax provided always that BN shall not be responsible for any penalties where Janssen has failed to make the withholding in accordance with the provisions of the relevant legislation and BN shall not be liable for any amounts that Janssen should have withheld from amounts payable to BN more than twenty four (24) months prior to this indemnity being invoked by Janssen; except to the extent the failure to withhold is due to the negligence or action or inaction of BN.

(c)                                  VAT.  All amounts in this Agreement are stated to be exclusive of VAT, and any other sales or indirect taxes, which may be due on any invoice.  If any such taxes are payable on the payments under this Agreement then the payor shall be responsible for the payment of such taxes to the payee following the receipt of a valid tax invoice from the payee.

(d)                                 Cooperation. Janssen and BN will cooperate with respect to all documentation required by any taxing authority or reasonably requested by Janssen to secure a reduction in the rate of applicable withholding Taxes.  On the date of execution of this Agreement, BN will deliver to Janssen an accurate and complete Internal Revenue Service Form W-8BEN-E certifying that BN is entitled to the applicable benefits under the Income Tax Treaty between the Kingdom of Denmark and the United States.

13.7                        Records and Inspections. Each Party and its Affiliates and Sublicencees shall keep complete, true, and accurate books of account and financial records for the purpose of determining the payment amounts (including royalty payments and payments based on the Cost of Goods Sold) payable under this Agreement.  Such books and records shall be kept at the principal place of business of such Party or its Affiliate or Sublicensee, as the case may be, for at least five (5) years following the end of the Calendar Quarter to which they pertain.  Upon the written request of the representative or agent of the Party conducting the audit (the “Auditing Party”) but not more often than once each Calendar year, at the Auditing Party’s expense, the party being audited (the “Audited Party”) shall permit an independent certified accountant selected by the Auditing Party and reasonably acceptable to the Audited Party to have access during normal business hours to those financial records of the Audited Party (and its Sublicensees where relevant) as may be reasonably necessary for the sole purpose of verifying the accuracy of the quarterly royalty calculations and Cost of Goods Sold.  Such examination shall be limited to a period of time no more than three (3) years immediately preceding the request for examination.

The report of the independent certified accountant shall be shared with the Audited Party prior to distribution to the Auditing Party such that the Audited Party can provide the independent certified accountant with justifying remarks for inclusion in the report prior to sharing the conclusions of such independent public audit with the Auditing Party.  The final audit report will be shared with the Audited

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

and Auditing Parties at the same time and specify whether the amounts audited were correct or, if incorrect, the amount of any underpayment or overpayment.  In the event that there has been an underpayment by Janssen or an overstatement of COGS by BN more than five percent (5%), then the Audited Party shall reimburse the Auditing Party’s costs of such audit.

The Party to whom such payment is due will issue an invoice for the corresponding amount, payable within sixty (60) days of its receipt of the invoice.

Article 14 Publications and Press Releases

14.1                        Review of Publication. As soon as is practicable, and in any event prior to any disclosure (in whatever form or format, whether in writing or orally) or submission to any Third Party for publication of a document describing or containing scientific data resulting from any work accomplished as part of the Development Program (a “Publication”), BN and its Affiliates or Janssen and its Affiliates, as the case may be, shall disclose to each Party the intended Publication, and shall allow each Party at least thirty (30) days to determine whether such Publication contains subject matter for which patent protection should be sought prior to publication or which the other believes should be modified to avoid necessary regulatory or commercial difficulties or disclosure of that Party’s Confidential Information.  Janssen shall be free to publish without such review any marketing or commercial materials related to Licensed Components or Licensed Products, as well as any scientific data generated by or on behalf of Janssen in connection with Commercialization, provided that any materials containing previously unpublished data from Clinical Studies including an MVA-BN Vector is subject to the prior review of BN in accordance with this Section.

14.2                        Publication Rights. After the expiration of thirty (30) days from the date of receipt of such Publication, unless a Party has received the written Notice specified in 14.3, the authoring Party shall be free to submit or disclose such Publication in any manner consistent with academic standards.

14.3                        Delay of Publication. Prior to the expiration of the thirty (30) day period specified in Section 14.1, a Party may Notify the submitting Party of its determination that such Publication contains objectionable material, material that negatively impacts a Party’s business interest, discloses Confidential Information of that Party, or material that consists of patentable subject matter for which patent protection should be sought.  The notified Party shall withhold its proposed Publication and confer with the other Party to determine the best course of action to take in order to modify or delay the Publication.  After resolution of the regulatory or commercial issues, or either the filing of a patent application or removal from the proposed publication of the patentable subject matter or Confidential Information, the submitting Party shall be free to submit or disclose the Publication. The submitting Party shall not be obliged to delay publication by more than three (3) months from the date of request by the non-publishing Party.

14.4                        Publicity and Press Releases.  If either Party wishes to issue a press release with respect to this Agreement, it will provide a draft of such press release, which shall be brief and factual, to the other Party prior to its release and allow a reasonable time for the other Party’s review and consent. Either Party may

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

make subsequent public disclosure of the same contents of such press release. Each Party agrees not to issue any other press release or other public statement, whether oral or written, disclosing the terms hereof or any information relation to this Agreement without the prior written consent of the other Party. Notwithstanding the above, each Party acknowledges that the other Party is listed on a public stock exchange, and each Party therefore accepts and agrees that the other Party shall be free to release any such company announcements as reasonably necessary to ensure compliance with Applicable Law and stock exchange regulation without such prior written consent but, in such an event, the Party making such disclosure will use reasonable efforts to minimalize such disclosure and shall use reasonable efforts to allow the other Party to review such release.

14.5                        Use of Name.  Neither Party shall use the name of the other Party or its Affiliates or any of their employees in any publications, publicity, promotional materials or advertising, without the prior specific written permission of the other Party.

Article 15 Confidentiality

15.1                        Confidentiality Obligations. During the Term of this Agreement and for a period of [***] thereafter, each Party and its Affiliates shall maintain in confidence all Confidential Information disclosed by or on behalf of the other Party (the “Discloser”) which is identified as confidential including without limitations information relating to the Discloser’s solely-owned Know-How, and shall not, except as permitted by this Agreement, use such Confidential Information or disclose the same to anyone other than those of its Representatives who are bound by obligations of confidentiality as least as restrictive as those therein and who have a need to know the information for the execution of the Development Program, Commercialization or as otherwise is necessary in connection with such receiving Party’s (the “Recipient”) activities under this Agreement.

15.2                        Diligence.  Each Recipient shall use similar efforts to that which it uses to protect its own trade secrets or proprietary information, but, in any event, not less than Commercially Reasonable Efforts to ensure that its Representatives do not disclose or make any unauthorized use of such Confidential Information. Each Party shall notify the other without undue delay of its knowledge of any unauthorized use or disclosure of the other’s Confidential Information.

15.3                        Exceptions to Confidentiality. The confidentiality obligations under this Agreement shall not apply to the extent that:

(a)                                 the disclosed Confidential Information was at the time of such disclosure by Recipient already in the public domain other than as a result of actions of Recipient, its Affiliates and its agents, direct employees, consultants or investigators, in violation hereof;

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

(b)                                 the disclosed Confidential Information was rightly known by Recipient (as shown by its written records) and not subject to obligations of confidentiality to the Discloser prior to the date of disclosure to Recipient in connection with the Agreement;

(c)                                  the disclosed Confidential Information was independently developed without regard to the Confidential Information (as shown by its written records); or

(d)                                 the disclosed Confidential Information was received by Recipient (as shown by its written records) on an unrestricted basis from a source unrelated to any Party to this Agreement and not under a duty of confidentiality to the other Party.

15.4                        Permitted Disclosures. Each Party hereto may disclose another’s Confidential Information to the extent such disclosure is necessary in complying with Applicable Law or otherwise submitting information to either Tax or other Governmental Authorities, provided that if a Party is required to make any such disclosure of another Party’s Confidential Information, other than under the terms of an appropriate confidentiality agreement, it will give reasonable advance Notice to the latter Party of such disclosure.

Article 16 Representations and Warranties

16.1                        Mutual Representations and Warranties.  Each Party represents and warrants to the other that: (a) it has the full right and authority to enter into this Agreement and grant the rights and licenses granted herein; (b) it has not previously granted and will not grant any rights in conflict with the rights and licenses granted herein; (c) there are no existing or threatened actions, suits or Claims pending against it with respect to their respective Patent Rights licensed hereunder, Know-How licensed hereunder and Program Materials or their right to enter into and perform its obligations under this Agreement; and (d) it has not previously granted, and will not grant during the term of this Agreement, any right, license or interest in or to its Patent Rights, Know-How and Program Materials licensed hereunder, or any portion thereof, to manufacture, sell or use a product that is in conflict with the rights or licenses granted under this Agreement.

16.2                        Disclaimer of Warranties. Each Party specifically disclaims any guarantee that the Development Program or Commercialization will be successful, in whole or in part. To the extent that BN and Janssen have complied with their obligations under this Agreement, the failure of the Parties to successfully develop a Licensed Product will not constitute a breach of any representation or warranty or other obligation under this Agreement. Neither BN nor Janssen makes any representation or warranty or guaranty that the Development Program will be successful. BN AND JANSSEN EXPRESSLY DISCLAIM ANY WARRANTIES OR CONDITIONS, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO THE DEVELOPMENT PROGRAM AND THE JANSSEN INTELLECTUAL PROPERTY AND THE BN INTELLECTUAL PROPERTY AND THE JANSSEN MATERIALS AND BN MATERIALS, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

OF MERCHANTABILITY, NONINFRINGEMENT, OR FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF INTELLECTUAL PROPERTY, PATENTED OR UNPATENTED, AND NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

16.3                        Effect of Representations and Warranties. It is understood that if the representations and warranties under this Section are not true and accurate and BN or Janssen incurs liabilities, costs or other expenses as a result of such falsity, BN or Janssen, as the case may be, shall indemnify, defend and hold the other Party harmless from and against any such liabilities, costs or expenses incurred, provided that the indemnifying Party receives Notice without undue delay of any Claim against BN or Janssen, as the case maybe, resulting from or related to such falsity, the cooperation of the indemnified Party, as requested in connection with any such Claim, and the sole right to control the defense or settlement thereof.

16.4                        Representations and Warranties of Janssen.  Janssen represents and warrants that:

(a)                                 it shall not use BN Know How directly or indirectly otherwise than is provided for in the terms of this Agreement or any other written agreement between the Parties;

(b)                                 to its knowledge, prior to the Effective Date, Janssen has not received any written notification that the Janssen Technology licensed hereunder infringes any rights of any Third Parties; and

(c)                                  that it Controls the right to grant all the rights that it is granting herein.

16.5                        Representations and Warranties of BN.  BN represents and warrants that:

(a)                                 it shall not use Janssen Know How directly or indirectly otherwise than is provided for in the terms of this Agreement or any other written agreement between the Parties;

(b)                                 to its knowledge, prior to the Effective Date, BN has not received any written notification that the BN Technology infringes any rights of any Third Parties; and

(c)                                  that it Controls the right to grant all the rights that it is granting herein.

Article 17 Indemnification, Liability and Insurance

17.1                        By BN.  Janssen shall not be liable for and BN shall indemnify and hold Janssen, its officers, directors, employees and agents (“Janssen Indemnitee”) [***].

17.2                        By Janssen.  BN shall not be liable for and Janssen shall indemnify and hold BN, its officers, directors, employees and agents (“BN Indemnitee”) [***].

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

17.3                        Procedure. A Party (the “Indemnitee”) that intends to claim indemnification under this Article 17 shall without undue delay Notify the other Party (the “Indemnitor”) in writing of any Claim in respect of which the Indemnitee or any of its Affiliates, Sublicensees or their directors, officers, employees or agents intend to claim such indemnification, and the Indemnitor shall have the right to participate in, and, to the extent the Indemnitor so desires, to assume the defense thereof with counsel mutually satisfactory to the Parties; provided, however, that Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitor, if representation of such Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between such Indemnitee and any other Party represented by such counsel in such proceeding. The indemnity agreement in this Section shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld unreasonably. The failure to deliver written Notice to the Indemnitor within a reasonable time after the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under this Section but the omission so to deliver written Notice to the Indemnitor shall not relieve it of any liability that it may have to any Indemnitee otherwise than under this Section. The Indemnitee under this Section, its employees and agents, shall cooperate fully with the Indemnitor and its legal representatives in the investigation of any action, Claim or liability covered by this indemnification.

17.4                        Insurance.  Each Party shall, at its own cost and expense, obtain and maintain in full force and effect during the Term the following: (i) Commercial General Liability Insurance (including any self-insured arrangements) with a limit of not less than [***] per occurrence and [***] annual aggregate; (ii) Products Liability Insurance (including any self-insured arrangements) with a per-occurrence limit of not less than [***] and [***] annual aggregate; and (iii) where required by law, each Party responsible for sponsoring clinical trials shall obtain and maintain Clinical Trial Insurance (including any self-insured arrangements) in full compliance with the legal requirements of the jurisdiction in which the Clinical Study will be conducted.  If any of the required policies of insurance are written on a Claims made basis, such policies shall be maintained throughout the Term and for a period of at least 3 years thereafter.  Upon the other Party’s written request from time to time, each Party shall without undue delay furnish to the other Party a certificate of insurance or other evidence of the required insurance.

17.5                        Special, Indirect and Other Losses.  NEITHER PARTY NOR ANY OF ITS AFFILIATES SHALL BE LIABLE IN CONTRACT, TORT, NEGLIGENCE, BREACH OF STATUTORY DUTY OR OTHERWISE FOR ANY CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES OR FOR LOSS OF PROFITS SUFFERED BY THE OTHER PARTY, EXCEPT TO THE EXTENT ANY SUCH DAMAGES ARE REQUIRED TO BE PAID TO A THIRD PARTY AS PART OF A CLAIM FOR WHICH A PARTY PROVIDES INDEMNIFICATION UNDER THIS ARTICLE 17.

Article 18 Term and Termination

18.1                        Term. The term of this Agreement shall be that period starting on the Effective Date and shall expire on the expiry of the Royalty Term in the US or Germany (whichever is the later) (the “Term”), unless this Agreement is otherwise terminated early as provided for herein.

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

18.2                        Termination for Cause.

(a)                                 Either Party to this Agreement may terminate this entire Agreement in the event the other Party shall have materially breached or defaulted in the performance of any of its material obligations hereunder, and such default shall have continued for [***] after written Notice thereof was provided to the breaching Party by the non-breaching Party (the “Cure Period”). Any termination shall become effective at the end of such [***] Cure Period unless the breaching Party (or any other Party on its behalf) has cured any such breach or default prior to the expiration of the [***] Cure Period.

(b)                                 Janssen may terminate BN’s rights and obligations under this agreement, except for those in Sections 12.2 to 12.10 and those Sections and Articles surviving any termination of this agreement, in the event BN shall have materially breached or defaulted in the performance of any of its material obligations hereunder, and such default shall have continued for the Cure Period. Any termination shall become effective at the end of such [***] Cure Period unless the breaching Party (or any other Party on its behalf) has cured any such breach or default prior to the expiration of the [***] Cure Period.

18.3                        Termination for Development of a Competing Vaccine.  BN may terminate this Agreement on [***] written notice if Janssen itself or in collaboration with any Third Party, prior to the [***] of the Effective Date, commences [***].

18.4                        Termination for Safety.  Janssen may terminate this Agreement in the event the Licensed Component or Licensed Product Developed hereunder poses a serious safety issue.

18.5                       Termination for Convenience. Janssen shall have the right to terminate this Agreement with [***] written Notice.  Such Notice period commences upon BN’s receipt of the written Notice of termination.

18.6                       Termination by Mutual Agreement.  This Agreement may be terminated at any time by mutual Agreement of the Parties.

18.7                        Termination Upon Insolvency or Bankruptcy. If either Party is going to file for insolvency or is served notice that a Third Party is intending to or has filed for insolvency the affected Party shall promptly Notify the other Party. It is intended by the Parties that, subject to this Section 18.7, the licenses granted herein shall survive any insolvency of the Parties.  Notwithstanding the foregoing, on the insolvency of a Party, the non-insolvent Party shall have the option by written Notice to immediately terminate this Agreement.

18.8                        Rights and Obligations on Termination.

(a)                                 No Prejudice. Termination by either Party pursuant to this Article shall not prejudice any other remedy that a Party might have. Termination of this Agreement for any reason shall not release any Party hereto from any liability which, at the time of such termination, has already accrued to the other Party or which is attributable to a period prior to such termination nor preclude either Party from pursuing

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement.

(b)                                 Termination by Mutual Agreement. Upon termination of this Agreement by mutual agreement:

(1)                                 at Janssen’s written request and option BN and its Affiliates shall either: (i) destroy all Janssen Materials they have (including any Derivatives thereof) and destroy all documents containing Janssen Know-How (other than Joint Program Know-How); or (ii) deliver and/or return to Janssen such Janssen Materials and Janssen Know-How (other than Joint Program Know-How); and

(2)                                 at BN’s written request and option Janssen, its Affiliates and Sublicensees shall either: (i) destroy all BN Materials they have (including any Derivatives thereof) and destroy all documents containing BN Know-How (other than Joint Program Know-How); or (ii) deliver and/or return to Janssen such BN Materials and BN Know-How (other than Joint Program Know-How);

(3)                                 all licenses granted by either Party hereunder shall immediately terminate and then BN will be free to conclude licenses with any other entity concerning a HPV MVA-BN Vector and/or the MVA-BN Vector.

(c)                                  By BN for Cause, Insolvency, Janssen development of a Competing Product or by Janssen for Convenience or Safety. Upon termination of this Agreement by either BN under Clauses 18.2, 18.2(b) or 18.7, or by Janssen under 18.2(b) 18.4 or 18.5 18.5:

(1)                                 at BN’s written request and option, Janssen and its Affiliates shall either: (i) destroy all BN Materials in their possession and all documents containing BN Know How (except for Joint Program Know-How); or (ii) deliver and/or return to BN such BN Materials and BN Know-How (except for Joint Program Know-How);

(2)                                 at Janssen’s written request and option BN and its Affiliates shall either: (i) destroy all Janssen Materials they have (including any Derivatives thereof) and destroy all documents containing Janssen Know-How (other than Joint Program Know-How); or (ii) deliver and/or return to Janssen such Janssen Materials and Janssen Know-How (other than Joint Program Know-How); and

(3)                                 all licenses granted by either Party hereunder shall immediately terminate and then BN will be free to conclude licenses with any other entity concerning a HPV MVA-BN Vector and/or the MVA-BN Vector.

(d)                                 By Janssen for Cause or Insolvency. Upon termination of this Agreement by Janssen for cause under 18.2(a) or for insolvency under 18.7:

(1)                                 at BN’s written request and option, Janssen and its Affiliates shall either: (i) destroy all BN Materials in their possession and all documents containing BN Know How (except for

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

Joint Program Know-How); or (ii) deliver and/or return to BN such BN Materials and BN Know-How (except for Joint Program Know-How);

(2)                                 at Janssen’s written request and option, BN and its Affiliates shall either: (i) destroy all Janssen Materials in their possession and all documents containing Janssen Know How (except for Joint Program Know-How); or (ii) deliver and/or return to Janssen such Janssen Materials and Janssen Know-How (except for Joint Program Know-How);

(3)                                 all licenses granted by either Party hereunder shall immediately terminate and then BN will be free to conclude licenses with any other entity concerning a HPV MVA-BN Vector and/or the MVA-BN Vector.

(e)                                  Partial Termination by Janssen for Cause. Upon termination of this Agreement by Janssen for cause under 18.2(b):

(1)                                 at Janssen’s written request and option, BN and its Affiliates shall either: (i) destroy all Janssen Materials in their possession and all documents containing Janssen Know How (except for Joint Program Know-How); or (ii) deliver and/or return to Janssen such Janssen Materials and Janssen Know-How (except for Joint Program Know-How);

(2)                                 all licenses granted by Janssen hereunder shall immediately terminate.

(f)                                   Confidential Information. Upon any termination of this Agreement by one or both Parties for any reason, both Parties shall without undue delay return to the other all Confidential Information including Technology received from the other (except one copy of which may be retained for archival purposes), except that a Party shall not be required to return Confidential Information including Technology to the other for which it has been granted rights under this Agreement that continues after termination.

(g)                                 Agreement Expiration. On the expiry of this Agreement pursuant to Section 18.1, all of the licenses granted hereunder in respect of the relevant country shall become non-exclusive and royalty free and the Parties shall not be required to return Confidential Information to each other if this Agreement has expired in accordance with Article 18.1 and such information is required to continue Development or Commercialization of the Licensed Products and/or Licensed Components.

(h)                                 Stock on Hand. In the event this Agreement is terminated for any reason, the terminated Party and, in the case of Janssen, its Affiliates and Sublicensees, shall have the right to sell or otherwise dispose of the stock of any Licensed Component or Licensed Product subject to this Agreement then on hand, subject to the payment of royalties as provided herein.

18.9                        Survival. In addition to any clause expressed to survive expiration or termination, insofar as applicable, Section 8.3 and 8.4, Sections 11.1 through, 11.3, Article 13 , Article 14 , Article 15 , 16.2, Article 17, Article 18  and Article 19  of this Agreement shall survive expiration or

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

termination of this Agreement for any reason.  Section 10.5 and Sections 12.2 through 12.10 shall survive solely to extent that Janssen has exercised its rights to terminate the Agreement pursuant to Section 18.2(b),

Article 19 Miscellaneous

19.1                        Entire Agreement. This Agreement contains the entire agreement of the Parties regarding the subject matter hereof and supersedes all prior agreements, understandings, and negotiations regarding the same including the Evaluation Agreement as it would be applicable to Licensed Components or Licensed Products. This Agreement may not be changed, modified, amended, or supplemented except by a written instrument signed by both Parties hereto.

19.2                        Assignment. Neither Janssen nor BN may assign this Agreement to another party. Notwithstanding the foregoing, Janssen may without BN’s consent assign any or all of its rights and obligations hereunder to any Affiliate, and BN may without consent from Janssen assign this Agreement to any Affiliate. Both Parties may assign this Agreement to a successor in title or to a Third Party company acquiring direct or indirect control of substantially all of its business related to this Agreement and such assignment shall then be binding upon, and inure to the benefit of, both Parties.

19.3                        Severability. If any part of this Agreement shall be held invalid and/or unenforceable, the remainder of the Agreement shall nevertheless remain in full force and effect.

19.4                        Further Assurances. Each Party hereto agrees to execute, acknowledge and/or deliver such further instruments, and to do all other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

19.5                        Force Majeure. Neither BN nor Janssen shall be liable for any failure or delay in performance under this Agreement which is due in whole or in part directly or indirectly to any cause of any nature beyond the reasonable control of such Party. In the event that any such force majeure cause/situation has lasted in total for more than [***], the Party not affected by such force majeure shall have the right to terminate this Agreement.

19.6                        Notices and Reports. All notices and reports required by this Agreement shall be in writing and in the English language (“Notices”). All notices and reports shall be sent electronically or by fax followed by registered airmail to the Parties at the following addresses or such other addresses as may be designated in writing by the respective Parties:

To Janssen:	Janssen Pharmaceuticals Inc.
1125 Trenton-Harbourton Road,
Titusville, New Jersey 08560
USA

With a copy to: Crucell Holland B.V.

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

Archimedesweg 4,
2333 CN Leiden
The Netherlands
Attn. Business Development

And to:	Office of the General Counsel
Johnson & Johnson
One Johnson & Johnson Plaza
New Brunswick, NJ 08933
United States of America
Attn: General Counsel

To BN:	Bavarian Nordic A/S
Hejreskovvej 10A
3490 Kvistgaard
Denmark
Attn. President and CEO

Any notices shall be deemed given when received by the other Party.

19.7                        Expenses. Each Party shall bear its own expenses, if not expressly agreed otherwise in this Agreement.

19.8                        Relationships of the Parties. Both Parties are independent contractors under this Agreement. Nothing contained in this Agreement is intended nor is to be construed so as to constitute Janssen and BN as partners or joint ventures with respect to this Agreement. Neither Party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other Party or to bind the other Party to any other contract, agreement, or undertaking with any Third Party.

19.9                        Export Laws. Notwithstanding anything to the contrary contained herein, all obligations of BN and Janssen are, to the extent applicable, subject to compliance with United States export regulations and such other United States laws and regulations as may be applicable, and to obtaining all necessary approvals required by the applicable agencies of the government of the United States. BN and Janssen shall cooperate with each other and shall provide assistance to the other as reasonably necessary to obtain any required approvals.

19.10                 Waiver. The waiver by either Party of a breach of any provisions contained herein shall be in writing and shall in no way be construed as a waiver of any succeeding breach of such provision or the waiver of the provision itself.

19.11                 Choice of Law. This Agreement shall be construed and interpreted according to the laws of England without reference to conflicts of laws principles and to the exclusion of any rule that would refer

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

the subject matter to another forum.  The English version of this Agreement shall, in case of conflicts between translations, govern.

19.12                 JSC Deadlock Resolution.  The Parties shall, in good faith, use reasonable efforts to settle amicably any failure of the JSC to reach a unanimous decision.  In the event that the JSC is not able to reach a unanimous decision on any issue the matter will first be referred to a senior business person with the authority to decide such matter for each Party.  If such senior business person cannot reach agreement on such matter within thirty (30) Business Days, then such matter may be referred by either Party to mediation pursuant to Section 19.13(a) below provided always that such mediation shall not be binding on the Parties unless a written agreement resolving such issue is signed by both Parties.

19.13                 Dispute Resolution. The Parties shall, in good faith, and shall use reasonable efforts to settle any Disputes.  Any Disputes will first be referred to a senior business person with the authority to resolve the Dispute for each Party.  If such a Dispute is not settled within thirty (30) Business Days, then such Dispute may be referred by either Party to mediation as described below.

(a)                                 Mediation. The Parties shall first attempt in good faith to resolve any Dispute by confidential mediation in accordance with the then current Mediation Procedure of the London Court of International Arbitration (“LCIA Mediation Procedure”) before initiating any proceedings.   The LCIA Mediation Procedure shall control, except where that Procedure conflicts with these provisions, in which case these provisions control.  The mediator shall be chosen pursuant to the LCIA Mediation Procedure.  The mediation shall be held in London, England. The Parties agree to select the mediator within twenty (20) days of the notice and the mediation will begin promptly after the selection.  The mediation will continue until the mediator or either Party, declares in writing, no sooner than after the conclusion of one full day of a substantive mediation conference attended on behalf of each Party by a senior business person with authority to resolve the Dispute, that the Dispute cannot be resolved by mediation.  In no event, however, shall mediation continue more than sixty (60) days from the initial notice by a party to initiate meditation unless the parties agree in writing to extend that period. Any period of limitations that would otherwise expire between the initiation of mediation and its conclusion shall be extended until twenty (20) days after the conclusion of the mediation.

(b)                                 Proceedings. If the Parties fail to resolve the Dispute in mediation then either Party may commence proceedings in the High Court in London.  The Parties agree that the English Courts shall have exclusive jurisdiction over any Dispute in relation to this Agreement. English law shall govern without reference to conflict of laws. Either Party may register a judgement of the English Courts in a court outside England solely for the purposes of enforcement of such judgment.

19.14                 Captions. Paragraph captions are inserted for convenience only and in no way are to be construed to define, limit or affect the construction or interpretation hereof.

IN WITNESS WHEREOF, the Parties intending to be bound have caused this Agreement to be executed by their duly authorized representatives, as follows:

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

BAVARIAN NORDIC A/S		JANSSEN PHARMACEUTICALS INC.

By	/s/ Paul Chaplin	By	/s/ Steven Bariahtaris
Name: Paul Chaplin		Name: Steven Bariahtaris
Title: Chief Executive Officer		Title: Treasurer